                                                                    Exhibit 10.1





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                           dated as of April 30, 1994


                                     among


                              APACHE CORPORATION,


                                      and


                           The Lenders named herein,


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                  as Administrative Agent and Collateral Agent


                                      and

                                 CHEMICAL BANK,
                                  as Co-Agent
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                               TABLE OF CONTENTS

                                                                                                              Page
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I            DEFINITIONS AND TERMS OF CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1.        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.        Use of Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         1.3.        Cross References   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.4.        Accounting and Financial Determination   . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE II           THE FACILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.1.        The Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                     (a)    Description of Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                     (b)    Facility Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                     (c)    All Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                     (d)    Revolving Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                     (e)    Competitive Bid Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.2.        Extension of Termination Date and of Commitment  . . . . . . . . . . . . . . . . . . . .  20
         2.3.        Borrowing Base   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                     (a)    Initial Borrowing Base; Scheduled Semi-Annual and
                            Discretionary Determinations of the Borrowing
                            Base; Procedures for Determination of the Borrowing Base  . . . . . . . . . . . .  22
                     (b)    Determination of Borrowing Base at Request of Company   . . . . . . . . . . . . .  22
                     (c)    Criteria for Determination of the Borrowing Base  . . . . . . . . . . . . . . . .  23
                     (d)    Redeterminations of Borrowing Base Upon Material Adverse Effect   . . . . . . . .  23
                     (e)    Redetermination of Borrowing Base Upon Material Changes   . . . . . . . . . . . .  23
                     (f)    Reduction of Borrowing Base Upon Sales of Certain Properties  . . . . . . . . . .  23
                     (g)    Title Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.4.        (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.5.        Facility Fee; Other Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                     (a)    Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                     (b)    Participation Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (c)    Agents' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE III          BORROWING; SELECTING RATE OPTIONS; ETC.  . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.1.        Method of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (a)    Revolving Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (b)    Competitive Bid Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.2.        (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.3.        Method of Selecting Rate Options and Interest Periods for Revolving Loans  . . . . . . .  25
         3.4.        Competitive Bid Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                     (a)    Competitive Bid Quote Request   . . . . . . . . . . . . . . . . . . . . . . . . .  26
                     (b)    Invitation for Competitive Bid Quotes   . . . . . . . . . . . . . . . . . . . . .  26
                     (c)    Submission and Contents of Competitive Bid Quotes   . . . . . . . . . . . . . . .  27
                     (d)    Notice to Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                     (e)    Acceptance and Notice by Company  . . . . . . . . . . . . . . . . . . . . . . . .  28
                     (f)    Allocation by Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . .  28
         3.5.        Minimum Amount of Each Advance   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.6.        Continuation and Conversion Elections  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.7.        Telephonic Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.8.        Rate after Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.9.        Interest Payment Dates; Determination of Interest and Fees   . . . . . . . . . . . . . .  30
                     (a)    Interest Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                     (b)    Determination of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . .  30
         3.10.       Notification of Advances, Interest Rates, Prepayments and Commitment Reductions  . . . .  30
         3.11.       Non-Receipt of Funds by the Administrative Agent   . . . . . . . . . . . . . . . . . . .  30

ARTICLE IV           MANDATORY PAYMENTS; REDUCTIONS OF COMMITMENTS; ETC.  . . . . . . . . . . . . . . . . . .  31
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                                  (continued)

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
         4.1.        (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.2.        Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                     (a)    Mandatory Prepayment on Account of Excess of Outstandings Over
                            Aggregate Available Commitment    . . . . . . . . . . . . . . . . . . . . . . . .  31
                     (b)    Mandatory Prepayment on Account of Sales of Certain Properties
                            Included in the Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . .  31
                     (c)    (Intentionally Omitted.)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                     (d)    Mandatory Prepayment on Account of Extraordinary Sales of Properties  . . . . . .  31
                     (e)    Application of Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . .  32
         4.3.        Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.4.        Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.5.        Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.6.        Voluntary Reductions of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.7.        Voluntary and Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE V            (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE VI           CHANGE IN CIRCUMSTANCES; TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.1.        Yield Protection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.2.        Availability of Rate Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.3.        Funding Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.4.        Lending Installations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.5.        Increased Capital Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.6.        Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.7.        Lender Statements; Survival of Indemnity; Substitution of Lenders;
                     Limitation on Claims by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.8.        Withholding Tax Exemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE VII          CONDITIONS PRECEDENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.1.        Conditions of Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.2.        Each Advance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.3.        (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.4.        Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VIII         REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.1.        Corporate Existence and Standing   . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.2.        Authorization and Validity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.3.        No Conflict; Government Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.4.        Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.5.        Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.6.        Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.7.        Litigation and Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.8.        Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.9.        ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.10.       Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.11.       Regulation-U   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.12.       Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.13.       Compliance With Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.14.       Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.15.       Investment Company Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.16.       Public Utility Holding Company Act   . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.17.       Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.18.       Post-Retirement Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.19.       Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.20.       Environmental Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE IX           AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.1.        Financial Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.2.        Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
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
         9.3.        Notice of Default, Unmatured Default, Litigation and Material Adverse Effect   . . . . .  44
         9.4.        Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.5.        Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.6.        Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.7.        Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.8.        Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.9.        Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.10.       Operation of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.11.       (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.12.       Environmental Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.13.       (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.14.       (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.15.       Further Assurances; Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                     (a)    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                     (b)    Other Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.16.       Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE X            FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.1.       (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.2.       Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.3.       Ratio of EBITDDA to Consolidated Interest  . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE XI           NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.1.       Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.2.       Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.3.       Sale of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.4.       Contingent Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.5.       Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.6.       (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         11.7.       Restricted Payments, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                     (b)    (Intentionally Omitted.)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         11.8.       Rental Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         11.9.       Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.10.      Negative Pledges, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.11.      Regulation U Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.12.      Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.13.      Hedging Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         11.14.      Approval of Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE XII          DEFAULTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         12.1.       Breach of Warranties and Misleading Statements   . . . . . . . . . . . . . . . . . . . .  54
         12.2.       Nonpayment of Notes, Fees and other Obligations  . . . . . . . . . . . . . . . . . . . .  54
         12.3.       Breach of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         12.4.       (Intentionally Omitted.)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         12.5.       Non-Compliance with this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         12.6.       Cross-Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         12.7.       Voluntary Dissolution and Insolvency Proceedings and Actions   . . . . . . . . . . . . .  54
         12.8.       Involuntary Insolvency Proceedings or Dissolution  . . . . . . . . . . . . . . . . . . .  55
         12.9.       Condemnation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.10.      Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.11.      Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.12.      Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.13.      Other Defaults Under Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.14.      Failure of Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.15.      Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE XIII         ACCELERATION, WAIVERS, AMENDMENTS, REMEDIES; RELEASES  . . . . . . . . . . . . . . . . .  56
         13.1.       Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
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         13.2.       Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         13.3.       Preservation of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         13.4.       Rights and Remedies Upon Classification as a Highly Leveraged Transaction  . . . . . . .  57
         13.5.       Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE XIV          GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         14.1.       Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         14.2.       Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         14.3.       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         14.4.       Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         14.5.       Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         14.6.       Several Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         14.7.       Reimbursement of Costs and Expenses; Indemnification   . . . . . . . . . . . . . . . . .  58
                     (a)    Reimbursement of Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . .  58
                     (b)    Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         14.8.       Numbers of Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         14.9.       Severability of Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         14.10.      Nonliability of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         14.11.      CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         14.12.      CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         14.13.      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE XV           THE ADMINISTRATIVE AGENT, THE CO-AGENT AND THE COLLATERAL AGENT  . . . . . . . . . . . .  60
         15.1.       Appointment of Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         15.2.       Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         15.3.       General Immunity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         15.4.       No Responsibility for Loans, Recitals, etc   . . . . . . . . . . . . . . . . . . . . . .  61
         15.5.       Action on Instructions of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         15.6.       Employment of Agents and Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         15.7.       Reliance on Documents; Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         15.8.       Reimbursement and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         15.9.       Rights as a Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         15.10.      Lender Credit Decision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         15.11.      Certain Successor Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE XVI          SETOFF; RATABLE PAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         16.1.       Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         16.2.       Ratable Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE XVII         BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS  . . . . . . . . . . . . . . . . . . .  63
         17.1.       Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         17.2.       Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         17.3.       Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         17.4.       Dissemination of Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         17.5.       Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE XVIII        NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         18.1.       Giving Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         18.2.       Change of Address  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE XIX          COUNTERPARTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE XX           NO ORAL AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

EXHIBIT A-1          REVOLVING NOTE (Revolving Loans)
EXHIBIT A-2          COMPETITIVE BID NOTE (Competitive Bid Loans)
EXHIBIT B            FORM OF LEGAL OPINION
EXHIBIT C            APACHE CORPORATION COMPLIANCE CERTIFICATE
EXHIBIT D            ASSIGNMENT AGREEMENT
EXHIBIT E            COMPETITIVE BID QUOTE REQUEST
EXHIBIT F            CONTINUATION/CONVERSION NOTICE
EXHIBIT G            MAYER, BROWN & PLATT OPINION
EXHIBIT H            INVITATION FOR COMPETITIVE BID QUOTES
EXHIBIT I            CONSENT, ACKNOWLEDGEMENT AND AGREEMENT
EXHIBIT J            CONFIDENTIALITY AGREEMENT
EXHIBIT K            COMPETITIVE BID QUOTE
SCHEDULE A           COMMITMENTS UNDER APRIL 1992 AGREEMENT
SCHEDULE 8.8         SUBSIDIARIES
SCHEDULE 11.1        INDEBTEDNESS; LIENS
SCHEDULE 11.12       INVESTMENTS

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This Second Amended and Restated Credit Agreement, dated as of April 30, 1994, is among Apache Corporation, a Delaware corporation (the "Company"), the various commercial lending institutions as are or may become parties hereto (the "Lenders"), The First National Bank of Chicago, as Administrative Agent and Collateral Agent and Chemical Bank, as Co-Agent.

                                   RECITALS:

         1. The Company, the Lenders, the Administrative Agent, the Collateral Agent and the Co-Agent (each as hereinafter defined) have heretofore entered into that certain Reducing Revolving Credit and Term Loan Agreement, dated as of July 1, 1991, that certain Amendment No. 1, dated as of November 1, 1991 and that certain Amendment No. 2, dated as of December 1, 1991 (as so amended, the "July 1991 Agreement"), pursuant to which the Lenders agreed to make Term Loans and Revolving Loans (each as defined in the July 1991 Agreement and herein called, respectively, the "1991 Term Loans" and the "1991 Revolving Loans").

         2. In order to restructure the indebtedness incurred by the Company to the Lenders pursuant to the July 1991 Agreement, the Company, the Lenders, the Administrative Agent, the Collateral Agent and the Co-Agent have entered into that certain Amended and Restated Credit Agreement, dated as of April 15, 1992 (the "Original April 1992 Agreement"), pursuant to which the Lenders agreed to make Revolving Loans (as defined in the Original April 1992 Agreement and herein called "1992 Revolving Loans"), each in an aggregate amount not to exceed the amount set forth beside the name of each Lender on Schedule A.

         3. The Original April 1992 Agreement has been amended by the first amendment thereto, dated July 21, 1992, the second amendment thereto, dated December 31, 1992, the Third Amendment to Amended and Restated Credit Agreement, dated as of April 30, 1993, and the Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 13, 1993 (the Original April 1992 Agreement, as so amended, herein called the "April 1992 Agreement").

         4. On the terms and subject to the conditions of this Agreement, except as described in Section 9.16, all 1992 Revolving Loans of the Lenders to the Company outstanding on the Effective Date (as hereinafter defined) shall, on the Effective Date, be renewed, restated, extended and converted into (but shall not be deemed to be repaid) Revolving Loans under this Agreement.

         5. The Company, the Lenders, the Administrative Agent, the Co-Agent and the Collateral Agent hereby amend the April 1992 Agreement and restate the April 1992 Agreement in its entirety as follows:


                                   ARTICLE I

                     DEFINITIONS AND TERMS OF CONSTRUCTION


         1.1. Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

         "Accepting Lender" is defined in Section 2.2.

         "Acknowledgment of Guaranty" means an acknowledgment to guaranty, substantially in the form of Exhibit I hereto, dated the Effective Date, duly executed and delivered to the Administrative Agent by MW Petroleum.

         "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

         "Administrative Agent" means The First National Bank of Chicago in its capacity as administrative agent for the Lenders pursuant to Article XV, and not in its individual capacity as a Lender or in its capacity as Collateral Agent, and any successor Administrative Agent appointed pursuant to Article XV.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders or any of them to the Company on the same Borrowing Date, at the same Rate Option (or on the same interest basis in the case of a Competitive Bid Loan) and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any Person directly or indirectly controlling, controlled by or under direct or indirect common control of such Person, but shall not, in the case of the Company or any Subsidiary, include (except for the purposes of Sections 11.9 and 15.9) HEL or Subsidiaries of HERC. A Person shall be deemed to control another Person if the controlling Person owns directly or indirectly 20% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agents" means each of the Co-Agent, the Administrative Agent and the Collateral Agent.

         "Aggregate Available Commitment" means, as of the time a determination thereof is to be made, the lesser of (x) the Aggregate Commitment, and (y) the Borrowing Base.

         "Aggregate Commitment" means, as of the time a determination thereof is to be made, the sum of the Commitments of all the Lenders hereunder, being $700,000,000 as of the date hereof, and as reduced from time to time after the date hereof pursuant to Sections 4.6 and 13.1.

         "Aggregate Unavailable Commitment" means, as of the time a determination thereof is to be made, the difference between (x) the Aggregate Commitment and (y) the Borrowing Base.

         "Agreement" means this Second Amended and Restated Credit Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Agreement Accounting Principles" means, on any date, those generally accepted accounting principles applied in preparing the financial statements referred to in Section 8.4.

         "Alternate Base Rate" means, on any date and with respect to all Floating Rate Advances, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate, and (ii) the Federal Funds Effective Rate most recently determined by the Administrative Agent plus 1/2%. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Company and the Lenders of changes in the Alternate Base Rate.

         "Alternate Base Rate Spread" means the applicable rate per annum set forth below:


                                            Rating of the Company's Long-
                                                 Term Debt by 2 or                    Alternate Base
        Debt/Capitalization Ratio               more Rating Agencies                    Rate Spread
 Greater than or equal to .60 to 1.0           Lower than BBB-/Baa3                       .50%

 Greater than or equal to .60 to 1.0           BBB-/Baa3                                  .375%

 Greater than or equal to .60 to 1.0           BBB/Baa2 or higher                         .125%

 Greater than or equal to .55 to 1.0 but       Lower than BBB-/Baa3                       .375%
 less than .60 to 1.0

 Greater than or equal to .55 to 1.0 but       BBB-/Baa3 or higher                        .125%
 less than .60 to 1

 Greater than or equal to .50 to 1 but less    Lower than BBB-/Baa3                        0
 than .55 to 1

 Greater than or equal to .50 to 1.0 but       BBB-/Baa3 or higher                       -.125%
 less than .55 to 1.0

 Less than .50 to 1.0                          Not applicable                            -.25%

         "Anniversary Date" means any April 30, with the first such date being April 30, 1995.

         "Annual Certificate of Extension" means a certificate of the Company, executed by an Authorized Officer and delivered to the Administrative Agent, which requests an extension of the then scheduled Termination Date pursuant to
Section 2.2.

         "Approved Engineers" means Ryder Scott Company Petroleum Engineers or Netherland, Sewell & Associates, Inc. or other independent petroleum engineers of recognized standing and experience in the evaluation of hydrocarbon reserves who the Administrative Agent, the Co-Agent and the Required Lenders determine to be acceptable.

         "Approved Engineers' Report" means a report prepared (except to the extent set forth below) and certified by the Approved Engineers and furnished by the Company to the Lenders pursuant to Section 9.1(d) or (e) which shall set forth (i) the estimated volume and rate of production of Hydrocarbons which may reasonably be expected to be produced from Proved Reserves for each Property,
(ii) a computation of the projected gross revenues from Proved Reserves attributable to each Property, (iii) a computation of the future net revenues for each Property, showing separately net revenues from Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves, and (iv) projections as to the amount of Proved Reserves for each Property, showing separately Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves; provided, that such Properties shall not include Properties the subject of Limited Recourse Indebtedness permitted by Section 11.1 or Properties in which a Lien has been granted pursuant to the facility described in item 1 of
Schedule 11.1. The Approved Engineers' Report shall be prepared using economic parameters (including pricing, inflation and discount rate) provided by the Administrative Agent and the Co-Agent and in accordance with established criteria generally accepted in the oil and gas industry for use by independent petroleum engineers in making determinations and appraisals of hydrocarbon reserves, including assumptions, estimates and projections as to production expenses, availability of reserves and rates of production; provided, however, that in preparing such report, the Approved Engineers need only make an independent evaluation of Properties comprising not less than (x) 70% in value of the Properties included in the most recent Approved Engineers' Report and (y) 80% in value of any Properties not included in the most recent Approved Engineers' Report, and may review the evaluation by the Company's petroleum engineers in accordance with the foregoing criteria of the remainder of the Properties. The Administrative Agent and the Co-Agent may, in their sole discretion after consulting with the Company, require modification of any assumption, projection or estimate which they (acting reasonably) find unacceptable.

         "April 1992 Agreement" is defined in Recital 3.

         "Assignment Agreement" means an agreement executed by an assignor Lender and an assignee Lender pursuant to Section 17.3 substantially in the form of Exhibit D hereto.

         "Authorized Officer" means any officer of the Company, acting singly, specified as such to the Administrative Agent in writing by the Vice President/Treasurer.

         "Borrowing Base" means the Borrowing Base then in effect calculated and established in accordance with the terms and provisions of Section 2.3.

         "Borrowing Date" means any Business Day on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 3.3.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York.

         "Capitalized Lease" means, with any respect to a Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" means, with respect to a Person, the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investment" means, at any time:

                    (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                    (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by any Agent or any Agent's holding company, or by

                             (i) a corporation (other than the Company or an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

                             (ii) any Lender (or its holding company) which has (or which at the time is a subsidiary of a holding company which has) a Qualified Long Term Rating;

                    (c) any certificate or deposit or banker's acceptance, maturing not more than one year after such time, which is issued by any Agent or any Agent's holding company, or by either

                             (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, which has (or which at the time is a subsidiary of a holding company which has) a Qualified Long Term Rating, or

                             (ii) any Lender which has (or which is a subsidiary of a holding company which has) a Qualified Long Term Rating; or

                    (d) any repurchase agreement entered into with any Agent or any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                             (i)        is secured by a fully perfected
                    security interest in any obligation of the type described in any of clauses (a) through (c); and

                             (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender or Agent (or other commercial banking institution) thereunder.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

         "Change in Control" means:

                             (a) the failure by the Company to own, free and clear of all Liens or encumbrances, 100% of the outstanding capital stock of MW Petroleum on a fully diluted basis or the failure of MW Petroleum to own, free and clear of all Liens or encumbrances, 100% of the outstanding capital stock of MWJR on a fully diluted basis, except as a result of the merger of MW Petroleum and MWJR into the Company pursuant to Section 9.15; or

                             (b) any Unrelated Person or any Unrelated Persons acting together which would constitute a Group, together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons), shall at any time either (i) Beneficially Own more than 20% of the aggregate voting power of all classes of Voting Stock of the Company or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company. As used herein (A) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; (B) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (C) "Unrelated Person" means at any time any Person other than the Company or any Subsidiary and other than any trust for any employee benefit plan of the Company or any Subsidiary of the Company; (D) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (E) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Chemical" means Chemical Bank in its individual capacity and its successors.

         "Co-Agent" means Chemical Bank in its capacity as co-agent for the Lenders pursuant to Article XV, and not in its individual capacity as a Lender and any successor Co-Agent appointed pursuant to Article XV.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified and in effect from time to time.

         "Collateral Agent" means The First National Bank of Chicago in its capacity as collateral agent for the Lenders pursuant to Article XV, and not in its individual capacity as a Lender or in its capacity as Administrative Agent, and any successor Collateral Agent appointed pursuant to Article XV.

         "Collateral Documents" means, collectively, (a) the Partnership Pledge and Security Agreement, (b) the Stock Pledge and Security Agreement, (c) the Security Agreement and Financing Statement, (d) the MW Petroleum Stock Pledge, and (e) any Guaranty, together with any exhibits, schedules or other attachments to such documents and any financing statements relating thereto, as such documents, exhibits, schedules, attachments or financing statements may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth as its Commitment opposite its signature below or in the relevant Assignment Agreement, as such amount may be modified from time to time pursuant to the provisions of this Agreement, including any Assignment Agreement executed by such Lender and its Assignee Lender and delivered pursuant to Section 17.3 and any reduction pursuant to Sections 4.6, or 13.1; it being understood, however, that a change in the Borrowing Base does not constitute a modification of any Commitment.

         "Company" is defined in the Preamble.

         "Company's Engineers' Report" means a report prepared and certified by the Company's petroleum engineers and furnished by the Company to the Lenders pursuant to Section 9.1(f) which shall set forth (i) the estimated volume and rate of production of Hydrocarbons which may reasonably be expected to be produced from Proved Reserves for each Property, (ii) a computation of the projected gross revenues from Proved Reserves attributable to each Property,
(iii) a computation of the future net revenues for each Property, showing separately net revenues from Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves and (iv) projections as to the amount of Proved Reserves for each Property, showing separately Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves; provided, that such Properties shall not include Properties the subject of Limited Recourse Indebtedness permitted by Section 11.1 and Properties on which a Lien has been granted pursuant to the facility described in item 1 of Schedule 11.1. The Company's Engineers' Report shall be prepared using economic parameters (including pricing, inflation and discount rate) provided by the Administrative Agent and the Co-Agent and in accordance with established criteria generally accepted in the oil and gas industry for use by independent petroleum engineers in making determinations and appraisals of hydrocarbon reserves, including assumptions, estimates and projections as to production expenses, availability of reserves and rates of production. The Administrative Agent and the Co-Agent may, in their sole discretion after consulting with the Company, require modification of any assumption, projection or estimate which they (acting reasonably) find unacceptable.

         "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Company at the same time, having the same Stated Maturity Date and for the same Interest Period.

         "Competitive Bid Borrowing Notice" is defined in Section 3.4(e).

         "Competitive Bid Loan" means, with respect to a Lender, a competitive bid loan made by such Lender pursuant to Section 2.1 and Section 3.4 as the result of a Competitive Bid Borrowing Notice from the Company requesting a Competitive Bid Advance.

         "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate or Alternate Base Rate offered for a Bid Loan, expressed as a percentage (rounded to the nearest 1/16 of 1%) to be added or subtracted from the Eurodollar Base Rate or the Alternate Base Rate, as applicable.

         "Competitive Bid Note" means a promissory note in substantially the form of Exhibit "A-2" hereto, with applicable insertions, duly executed and delivered to the Administrative Agent by the Company for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit K hereto completed and delivered by a Lender to the Administrative Agent in accordance with Section 3.4(c).

         "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit E hereto completed and delivered by the Company to the Administrative Agent in accordance with Section 3.4(a).

         "Consolidated Interest Expense" means, for any period for which a determination thereof is to be made, total interest expense, whether paid or accrued (but excluding that attributable to Capitalized Leases), of the Company and the Consolidated Subsidiaries on a consolidated basis including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

         "Consolidated Net Income" means, for any period for which a determination thereof is to be made, the net income (or loss) after taxes of the Company and the Consolidated Subsidiaries on a consolidated basis for such period taken as a single accounting period; provided that there shall be excluded the income (or loss) of any Affiliate of the Company or other Person (other than a Consolidated Subsidiary of the Company) in which any Person (other than the Company or any of the Consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Consolidated Subsidiaries by such Affiliate or other Person during such period.

         "Consolidated Subsidiary" means, as of the time a determination thereof is to be made, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Tangible Net Worth" means, as of the time a determination thereof is to be made, the consolidated stockholders' equity of the Company and the Consolidated Subsidiaries, less their consolidated intangible assets, all determined as of such date in accordance with Agreement Accounting Principles.

         "Contingent Obligation" means, with respect to any Person as of the time a determination thereof is to be made, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise invest in, a debtor, or otherwise to assure a creditor against loss) in respect of any Indebtedness, obligation or other liability of itself or any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares or partnership interests of any other Person, or is liable in respect of the obligations of a partnership of which such Person is a partner.

         "Continuation/Conversion Notice" means a notice by means of telecopy or telephone (confirmed in writing promptly thereafter if by telephone) of continuation or conversion, which notice shall specify the principal amount to be continued or converted, the date of such continuation or conversion, the type of Revolving Loan and, if such Revolving Loan is to be a Revolving Eurodollar Loan, the Interest Period, which notice, when delivered by telecopy or confirmed in writing, shall be substantially in the form of Exhibit "F" and executed on behalf of the Company by an Authorized Officer.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "Debt" means all Indebtedness of the type referred to in clauses (i),
(ii), (iii), (iv) and (v) of the definition of Indebtedness.

         "Debt/Capitalization Ratio" means, as of the time a determination thereof is to be made, the ratio expressed as a decimal of (x) the aggregate outstanding amount of the consolidated Debt of the Company and its Consolidated Subsidiaries, to (y) the sum of the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries plus the aggregate outstanding amount of the consolidated Debt of the Company and its Consolidated Subsidiaries; provided, however, that for purposes of the definitions of Alternate Base Rate Spread and Eurodollar Spread and for purposes of Section 2.5(a) the Debt/Capitalization Ratio on each day commencing on the forty-fifth (45th) day following the end of a calendar quarter shall be deemed to be the lesser of (a) the Debt/Capitalization Ratio as of the end of such calendar quarter and (b) the Debt/Capitalization Ratio as of the final day of the month following the end of such calendar quarter, in each case based on a certificate received by the Agents and the Lenders from the vice president and treasurer of the Company pursuant to Section 9.1(k).

         "Declining Lender" is defined in Section 2.2.

         "Default" means an event described in Article XII.

         "Drilling Partnership" means each general and limited partnership in existence and which has not been dissolved by action of the general partner at the Effective Date (other than Apache Offshore Investment Partnership) whose sole general partner and managing partner, if any, is the Company, and which is engaged principally in the business of exploration for, and the production of, oil and gas.

         "EBITDDA" means, for any period for which a determination thereof is to be made, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) depreciation expense and depletion expense, (iv) amortization expense, (v) federal and state taxes, (vi) other non-cash charges and expenses and (vii) any losses arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income; less any gains arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, all as determined on a consolidated basis for the Company and the Consolidated Subsidiaries.

         "Effective Date" means a date agreed upon by the Company, the Co-Agent, the Collateral Agent and the Administrative Agent as the date on which the conditions precedent set forth in Section 7.1 of this Agreement have been satisfied.

         "Environmental Law" means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment or written administrative request to which the Company or any Subsidiary is party or which are applicable to the Company or any Subsidiary or the Properties (whether or not by consent), and any provision or condition of any permit, license or other governmental operating authorization, relating to (A) protection of the environment, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum; or (B) occupational or public health or safety.

         "Effectiveness Notice" means a notice and certificate of the Company properly executed by an Authorized Officer addressed to the Lenders and delivered to the Administrative Agent, in sufficient number of counterparts to provide one for each Lender, whereby the Company certifies satisfaction of all the conditions precedent to the effectiveness of this Agreement under Section 7.1.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 3.4.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Revolving Advance or a Eurodollar Bid Rate Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the arithmetic average of the rates reported to the Administrative Agent by each Reference Lender as the rate at which deposits in U.S. dollars are offered by such Reference Lender to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of such Reference Lender's relevant Eurodollar Revolving Loan or, in the case of a Eurodollar Bid Rate Loan, the amount of the Eurodollar Bid Rate Loan requested by the Company, and having a maturity approximately equal to such Interest Period. If any Reference Lender fails to provide such quotation to the Administrative Agent, then the Administrative Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Lender(s).

         "Eurodollar Advance" means a Eurodollar Bid Rate Advance or a Eurodollar Revolving Advance.

         "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Interest Period, the sum of (i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such Lender and accepted by the Company.

         "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Bid Rate Loan" means a Competitive Bid Loan which bears interest at the Eurodollar Bid Rate.

         "Eurodollar Loan" means a Eurodollar Bid Rate Loan or a Eurodollar Revolving Loan.

         "Eurodollar Revolving Advance" means a Revolving Advance which bears interest at a Eurodollar Rate.

         "Eurodollar Revolving Loan" means a Revolving Loan which bears interest at a Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Loan or Advance for each day during the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to that Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period, plus (ii) the Eurodollar Spread applicable to that day. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

         "Eurodollar Spread" means the applicable rate per annum set forth below:

                                           Rating of the Company's Long-
                                                 Term Debt by 2 or                       Eurodollar
          Debt/Capitalization Ratio            more Rating Agencies                        Spread

 Greater than or equal to .60 to 1             Lower than BBB-/Baa3                         1.50%

 Greater than or equal to .60 to 1             BBB-/Baa3                                    1.375%

 Greater than or equal to .60 to 1             BBB/Baa2 or higher                           1.125%

 Greater than or equal to .55 to 1 but less    Lower than BBB-/Baa3                         1.375%
 than .60 to 1

 Greater than or equal to .55 to 1 but less    BBB-/Baa3 or higher                          1.125%
 than .60 to 1

 Greater than or equal to .50 to 1 but less    Lower than BBB-/Baa3                         1.00%
 than .55 to 1

 Greater than or equal to .50 to 1 but less    BBB-/Baa3 or higher                           .875%
 than .55 to 1

 Greater than or equal to .45 to 1 but less    BBB-/Baa3 or lower                            .625%
 than .50 to 1

 Greater than or equal to .45 to 1 but less    BBB/Baa2 or higher                            .50%
 than .50 to 1

 Greater than or equal to .40 to 1 but less    BBB-/Baa3 or lower                            .50%
 than .45 to 1

 Greater than or equal to .40 to 1 but less    BBB/Baa2 or higher                            .375%
 than .45 to 1

 Less than .40 to 1.0                          Lower than BBB-/Baa3                          .50%

 Less than .40 to 1.0                          BBB-/Baa3                                     .375%

 Less than .40 to 1.0                          BBB/Baa2 or higher                            .25%


         "Federal Funds Effective Rate" means, for any period for which a determination thereof is made, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors and assigns.

         "Floating Bid Rate" means, with respect to a Floating Bid Rate Loan made by a given Lender, the sum of (i) the Alternate Base Rate, changing when and as the Alternate Base Rate changes, and (ii) the Competitive Bid Margin offered by such Lender and accepted by the Company.

         "Floating Bid Rate Advance" means a Competitive Bid Advance which bears interest at the Floating Bid Rate.

         "Floating Bid Rate Loan" means a Competitive Bid Loan which bears interest at the Floating Bid Rate.

         "Floating Rate Auction" means a solicitation of Competitive Bid Quotes setting forth the Competitive Bid Margin for Floating Bid Rates pursuant to
Section 3.4.

         "Floating Rate Revolving Advance" means a Revolving Advance which bears interest at the Floating Revolving Rate.

         "Floating Rate Revolving Loan" means a Revolving Loan which bears interest at the Floating Revolving Rate.

         "Floating Revolving Rate" means a rate per annum equal to the sum of the Alternate Base Rate, changing when and as the Alternate Base Rate changes, plus the Alternate Base Rate Spread, in effect from time to time.

         "Guaranty" means that certain Guaranty, dated as of July 1, 1991, by MW Petroleum Corporation, a Delaware corporation, as assumed by MW Petroleum pursuant to that certain Assumption Agreement, dated as of December 24, 1991.

         "Hazardous Material" means

                    i.       any "hazardous substance", as defined by CERCLA;

                    ii. any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                    iii.     any petroleum, crude oil or any fraction thereof;

                    iv. any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law;

                    v. any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. Section 2011 et. seq., and any amendments or reauthorizations thereof;

                    vi. asbestos-containing materials in any form or condition; or

                    vii.     polychlorinated biphenyls in any form or condition.

         "HEL" means Hadson Energy Limited, a Western Australia corporation and its Subsidiaries.

         "HERC" means Hadson Energy Resources Corporation, a Delaware corporation.

         "HLT Notice" is defined in Section 13.4.

         "Hydrocarbon Interests" means leasehold and other interests in or under leases with respect to property located in the United States of America and any other countries acceptable to the Required Lenders, mineral fee interests, production sharing contracts, overriding royalty and royalty interests, net profit interests and production payment interests, insofar and only insofar as such interests relate to Hydrocarbons located in the United States of America and any other countries acceptable to the Required Lenders, including any reserved or residual interests of whatever nature.

         "Hydrocarbons" means oil, gas and all other liquid or gaseous hydrocarbons and all products refined therefrom and all other minerals and substances including, sulfur, geothermal steam, water, carbon dioxide, helium and any and all other minerals, ores or substances of value and the products and proceeds therefrom.

         "include" or "including" means including without limiting the generality of any description preceding such terms, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" means, with respect to a Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services, including obligations payable out of Hydrocarbon production, other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds of production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, (vii) liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect a person against fluctuations in oil or gas prices, and (viii) obligations, contingent or otherwise, relative to the amount of all letters of credit, whether or not drawn, and (ix) all Contingent Obligations of such Person in respect of any of the foregoing; provided, however, that such term shall not include any amounts included as deferred credits on the financial statements of such Person or of a consolidated group including such Person, determined in accordance with Agreement Accounting Principles.

         "Indemnified Person" is defined in Section 14.7.

         "Interest Period" means, with respect to a Eurodollar Bid Rate Advance or a Eurodollar Revolving Advance, a period of one (1), two (2), three (3) or, subject to availability, six (6) months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two
(2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in the next month, such Interest Period shall end on the immediately preceding Business Day.

         "International" means Apache International, Inc., a Delaware corporation, Subsidiaries of Apache International, Inc., and Subsidiaries of the Company which own properties or conduct operations or propose to own properties or conduct operations exclusively outside of the United States of America, except for HERC, Subsidiaries of HERC, and HEL.

         "Investment" means, with respect to any Person, any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any other Person made by such Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit H hereto, completed and delivered by the Administrative Agent to the Lenders in accordance with
Section 3.4(b).

         "July 1991 Agreement" is defined in Recital 1.

         "Lenders" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns in accordance with Section 17.3 (including any commercial lending institution becoming a party hereto pursuant to an Assignment Agreement) or otherwise by operation of law.

         "Lending Installation" means any office, branch, subsidiary or affiliate of any Lender, the Administrative Agent, the Collateral Agent or the Co-Agent.

         "Lien" means any interest in assets or property securing an obligation owed to, or a claim by, a Person other than the owner of the asset or property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including any security interest, mortgage, pledge, lien, claim, charge, encumbrance, contract for deed, installment sales contract, production payment, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any Person's assets or properties in favor of any other Person.

         "Limited Recourse Indebtedness" is defined in Section 11.1.

         "Loan" means any of the Revolving Loans and the Competitive Bid Loans.

         "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranty, the Assignment Agreements, and the agreement with respect to fees described in Section 2.5(c), together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

         "MW Petroleum" means MW Petroleum Corporation, a Colorado corporation.

         "MW Petroleum Stock Pledge" means that certain Stock Pledge and Security Agreement, dated as of July 1, 1991, by MW Petroleum Corporation, a Delaware corporation, as assumed by MW Petroleum pursuant to that certain Assumption Agreement, dated as of December 24, 1991, as amended by the First Amendment to Stock Pledge and Security Agreement, dated as of April 15, 1992.

         "MWJR" means MWJR Petroleum Corporation, a Delaware corporation.

         "Material Adverse Effect" means with respect to any matter that such matter (i) could reasonably be expected to materially and adversely affect the assets, business, properties, condition (financial or otherwise), prospects, or results of operations of the Company and its Subsidiaries, taken as a whole, or the value or condition of the Properties taken as a whole, or the ability of the Company or any Subsidiary to perform its respective obligations under any of the Loan Documents or (ii) has been brought by or before any court or arbitrator or any governmental body, agency or official, and draws into question or otherwise has or reasonably could be expected to have a material adverse effect on the validity or enforceability of any material provision of any Loan Document against any obligor party thereto or the rights, remedies and benefits available to the Agents and the Lenders under the Loan Documents.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement to which the Company or any member of the Controlled Group is a party and to which more than one employer is obligated to make contributions.

         "1992 Revolving Loans" is defined in Recital 2.

         "1994 Engineers' Report" means those certain engineering reports of the Company's engineers, Ryder Scott Company Petroleum Engineers, dated as of March 8, 1994, with respect to the Properties copies of which have been delivered to each of the Lenders.

         "Note" means any Revolving Note or any Competitive Bid Note.

         "Notice of Assignment" is defined in Section 17.3(b).

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid facility fees, and all other obligations of the Company or any Subsidiary to any Lender, the Co-Agent, the Administrative Agent or the Collateral Agent, whether or not contingent, arising under or in connection with any of the Loan Documents, and all obligations in respect of any interest rate swap or interest rate cap or collar agreement or other interest rate hedging agreement entered into by the Company or any Subsidiary with any Lender.

         "Offshore" means Apache Offshore Petroleum Limited Partnership, a Delaware limited partnership.

         "or" as used in this Agreement is not exclusive.

         "Original April 1992 Agreement" is defined in Recital 2.

         "Original Revolving Loans"  is defined in Recital 1.

         "Original Term Loans" is defined in Recital 1.

         "Original Termination Date" means April 30, 1998.

         "Participant" is defined in Section 17.2(a).

         "Partnership Pledge and Security Agreement" means that certain Pledge and Security Agreement, dated as of July 1, 1991, by and between the Company and the Collateral Agent, as amended by the First Amendment to Partnership Pledge and Security Agreement, dated as of April 15, 1992.

         "Payment Date" means the second day of January and the first day of each April, July and October of each calendar year, commencing July 1, 1994.

         "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

         "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

         "Projections" means the Company's projections (including the Company Case and the Bank Liquidating Case) as set forth in tab 10 of the Revolving Credit/Term Loan Facility Information Memorandum dated June 1991.

         "Properties" means Hydrocarbon Interests and the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental body or agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests and such properties; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests and such properties; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests and such properties, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests and such properties; all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing in each case which are owned by the Company or any Subsidiary.

         "Proved Developed Non-Producing Reserves" means, with respect to the Properties, those quantities of Hydrocarbons, estimated with reasonable certainty, as demonstrated by geological and engineering data, to be economically recoverable from the Properties by producing methods under existing economic conditions using existing equipment and operating methods from locations which are behind the casing of existing wells or at minor depths below the present bottom of such wells and which are expected to be produced through these wells in the predictable future, where a relatively small expenditure is required for completion or recompletion to make such Hydrocarbons available for production.

         "Proved Developed Producing Reserves" means, with respect to the Properties, those quantities of Hydrocarbons, estimated with reasonable certainty, as demonstrated by geological and engineering data, to be economically recoverable from the Properties by producing methods under existing economic conditions using existing equipment and operating methods from existing completion intervals open for production in existing wells.

         "Proved Reserves" means, with respect to the Properties, the sum of Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves.

         "Proved Undeveloped Reserves" means, with respect to the Properties, those quantities of Hydrocarbons, estimated with reasonable certainty, as demonstrated by geological and engineering data, to be economically recoverable from the Properties by producing methods under existing economic conditions using existing equipment, or equipment for which there is a reasonable expectation of or commitment to installation in the future, and operating methods from (i) existing wells where a relatively large expenditure is required for completion or recompletion and (ii) new wells on undrilled locations (a) which are direct offsets to existing wells then or previously open for production, (b) which are within known proved productive limits of the subject formation, estimated with reasonable certainty, (c) which conform to existing completion intervals for existing wells and (d) which will be developed with a reasonable degree of certainty.

         "Purchaser" is defined in Section 17.3(a).

         "Qualified Long Term Rating" means in respect of any Person, a Person which has publicly traded debt securities rated either A- or higher by Standard & Poor's Corporation or A(3) or higher by Moody's Investors Service, Inc.

         "Rate Option" means the Eurodollar Rate or the Floating Rate.

         "Rating Agency" means each of Duff & Phelps Credit Rating Company, Moody's Investors Service, Inc. and Standard & Poor's Corporation.

         "Reference Lenders" means First Chicago and Chemical.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors or any successor Person relating to reserve requirements applicable to member banks of the Federal Reserve System or any successor Person.

         "Regulation U" means any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors or any successor Person relating to the extension of credit for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System or any successor Person.

         "Release" means a "release", as such term is defined in CERCLA.

         "Replacement Lender" is defined in Section 2.2.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means, as of any date of determination, Lenders (including First Chicago and Chemical) having in the aggregate at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders holding at least 66-2/3% of the then outstanding principal amount of the Loans.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or regulations issued from time to time by the Board of Governors of the Federal Reserve System) which is then applicable to assets or liabilities consisting of and including with a maturity equal to that of the "Eurocurrency Liabilities", as defined in Regulation D, having a term approximately equal or comparable to such Interest Period.

         "Revolving Advance" means a borrowing hereunder consisting of the aggregate amount of the several Revolving Loans made by the Lenders or any of them to the Company on the same Borrowing Date, at the same Rate Option and, in the case of Eurodollar Revolving Loans, for the same Interest Period.

         "Revolving Loan" means, with respect to a Lender, a revolving loan made by such Lender pursuant to Sections 2.2 and 3.3 as the result of a Borrowing Notice from the Company requesting an Advance.

         "Revolving Note" means a promissory note in substantially the form of Exhibit "A-1" hereto (with appropriate insertions and deletions), duly executed and delivered to the Administrative Agent by the Company and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Sale" means any sale, transfer, assignment, lease, conveyance, exchange, swap or other disposition.

         "Schedules" means Schedules A, 8.8, 11.1 and 11.12 hereto.

         "Security Agreement and Financing Statement" means that certain Security Agreement and Financing Statement, dated as of July 1, 1991, by the Company in favor of the Collateral Agent, as amended by the First Amendment to Security Agreement and Financing Statement, dated as of April 15, 1992.

         "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "Solvent" means, with respect to any Person at any time, a condition under which the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time;

                             such Person is able to pay all of its liabilities as such liabilities mature; and

                             such Person does not have unreasonably small capital with which to conduct its business.

For purposes of this definition

                             (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

                             (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and

                             (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

         "Stated Maturity Date" is defined in Section 3.4(a).

         "Stock Pledge and Security Agreement" means that certain Stock Pledge and Security Agreement, dated as of July 1, 1991, by the Company in favor of the Collateral Agent, as amended by the First Amendment to Stock Pledge and Security Agreement, dated as of April 15, 1992, the Second Amendment to Stock Pledge and Security Agreement, dated as of May 15, 1992, and the Third Amendment to Stock Pledge and Security Agreement, dated as of November 30, 1992.

         "Subordinated Indebtedness" means any Indebtedness described in
Schedule 11.1 as subordinated indebtedness and any Indebtedness of the Company or any of its Subsidiaries permitted pursuant to Section 11.1(c).

         "Subsidiary" means, with respect to any Person, any other Person more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person; provided, that with respect to the Company, Subsidiaries shall include MW Petroleum, MWJR, each Drilling Partnership and any other Person more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries; provided, that, notwithstanding the foregoing, Subsidiaries of the Company shall not include, for the purposes of Article VIII (except for Sections 8.10, 8.15 and 8.16). Article XI, Article XI (except for Sections 11.2 and 11.9) and Article XII (except for Section 12.1 insofar as the representation or warranty which is breached or shall be false was made pursuant to Section 8.10, Section 8.15 or Section 8.16), HEL or Subsidiaries of HERC.

         "Termination Date" means the Original Termination Date, or such other later date as may result from any extension requested by the Company and consented to by the Lenders pursuant to Section 2.2.

         "Transferee" is defined in Section 17.4.

         "Unfunded Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Utilized Commitment" means the sum of the aggregate outstanding principal amount of Loans. With respect to each Lender, its share, in dollars, of the Utilized Commitment shall be calculated as the sum of the aggregate outstanding principal amount of such Lender's Loans.

         "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.

         1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Schedule and Exhibit hereto and in each Note, Borrowing Notice, Competitive Bid Borrowing Notice, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         1.3. Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article, Section, Exhibit or Schedule are references to such Article or Section of or Schedule or Exhibit to this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         1.4. Accounting and Financial Determination. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder, and all financial statements required to be delivered hereunder or thereunder, shall be prepared in accordance with, the Agreement Accounting Principles.


                                   ARTICLE II

                                 THE FACILITIES

         2.1.       The Facility.

                    (a) Description of Facility. On the Effective Date, except as provided in Section 9.16, all outstanding 1992 Revolving Loans shall be renewed, restated, extended and converted into (but shall not be deemed to be repaid) Revolving Loans under this Agreement; provided, however, that from and including the Effective Date the Eurodollar Spread applicable with respect to such renewed, restated, extended and converted 1992 Revolving Loans shall be determined pursuant to this Agreement. Each Lender acknowledges that repayment of 1992 Revolving Loans which are outstanding on the Effective Date and renewed, restated, extended and converted into Revolving Loans under this Agreement (but not any continuation or conversions thereof pursuant to Section 3.6) shall be made based on the percentages set forth on Schedule A, rather than on each Lender's percentage of the Aggregate Commitment under this Agreement. On the terms and subject to the conditions set forth in this Agreement (including satisfaction of the conditions precedent set forth in Article

         VII), the Lenders grant to the Company a revolving credit facility pursuant to which, and upon the terms and conditions herein set out:

                             (i) each Lender severally agrees to make Revolving Loans to the Company in accordance with this Section and
                                        Article III; and

                             (ii)       each Lender may, in its sole
                                        discretion, make bids to make
                                        Competitive Bid Loans to the Company in
                                        accordance with this Section and
                                        Article III.

                    (b) Facility Amount. In no event may the aggregate principal amount of all outstanding Loans (including both the Revolving Loans and the Competitive Bid Loans) exceed the Aggregate Available Commitment and no Lender shall be obligated to make any Loan hereunder if, after giving effect to such Loan, the sum of the aggregate outstanding principal amount of all Loans would exceed the Aggregate Available Commitment (as then in effect after giving effect to any reductions thereof to be effectuated on such day).

                    (c) All Loans. Subject to the terms and conditions of this Agreement, the Company may borrow, repay and reborrow all Loans made under this Agreement at any time prior to the Termination Date. The obligations of the Lenders to make Loans shall cease on the Termination Date, and any and all Loans outstanding on such date shall be due and payable on such date.

                    (d) Revolving Advances. Each Revolving Advance hereunder shall consist of borrowings made from the several Lenders ratably in proportion to the amounts of their respective Commitments. The aggregate outstanding amount of Competitive Bid Loans shall reduce each Lender's portion of the Aggregate Available Commitment ratably in the proportion such Lender's Commitment bears to the Aggregate Commitment regardless of which Lender or Lenders makes such Competitive Bid Loans.

                    (e) Competitive Bid Loans. In addition to Revolving Loans pursuant to Section 2.1(d), but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1(b) as to the maximum aggregate principal amount of all outstanding Loans hereunder, the Company may, as set forth in this Section 2.1(e) and Article III, at any time when the facility fee payable under Section 2.5(a)(i) is calculated at a rate per annum of .25%, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Company. Each Lender may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept such offers.

         2.2.       Extension of Termination Date and of Commitment.

                    (a) Subject to the other provisions of this Agreement, the Aggregate Commitment shall be effective for an initial period from the Effective Date to the Original Termination Date; provided that the Aggregate Commitment, and concomitantly the Termination Date, may be extended for successive one year periods expiring the date which is one (1) year from the then scheduled Termination Date, in accordance with the terms of this Section 2.2. If the Company shall request in an Annual Certificate of Extension delivered to the Administrative Agent not more than 120 nor less than 60 days prior to an Anniversary Date, that the Aggregate Commitment be extended for one year from the then scheduled Termination Date, then the Administrative Agent shall promptly notify each Lender of such request and each Lender shall notify the Administrative Agent, no later than the next date by which each Lender is required, pursuant to Section 2.3(a), to approve or disapprove of the Administrative Agent's and the Co-Agent's determination of the Borrowing Base following the receipt of the Approved Engineers' Report due no later than March 15 of each year, whether it, in the exercise of its sole discretion, will extend the Termination Date for such one year period; provided, however, that if such Annual Certificate of Extension is delivered to the Administrative Agent in the same year in which the Termination Date is then scheduled to occur, each Lender shall notify the Administrative Agent not fewer than 15 days prior to such Anniversary Date, whether it, in the exercise of its sole discretion, will extend the Termination Date for such one-year period. Any Lender which shall not timely notify the Administrative Agent whether it will extend the Termination Date shall be deemed to not have agreed to extend the Termination Date. No Lender shall have any obligation whatsoever to agree to extend the Termination Date. Any agreement to extend the Termination Date by any Lender shall be irrevocable, except as provided in Section 2.2(c).

                    (b) If all the Lenders notify the Administrative Agent pursuant to clause (a) of this Section 2.2 of their agreement to extend the Termination Date (such Lenders agreeing to extend the Termination Date herein called the "Accepting Lenders"), then the Administrative Agent shall so notify each Lender and the Company, and such extension shall be effective without other or further action by any party hereto for such additional one year period.

                    (c) If Lenders constituting at least the Required Lenders approve the extension of the then scheduled Termination Date and if one (1) or more of the Lenders shall notify, or be deemed to notify, the Administrative Agent pursuant to clause (a) of this
         Section 2.2 that it will not extend the then scheduled Termination Date (such Lenders herein called the "Declining Lenders"), then (A) the Administrative Agent shall promptly so notify the Company and the Accepting Lenders, (B) the Accepting Lenders shall, upon the Company's election to extend the then scheduled Termination Date in accordance with clause (i) or (ii) below, extend the then scheduled Termination Date and (C) the Company shall pursuant to a notice delivered to the Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the fifth day following the date by which each Lender is required, pursuant to Section 2.2(a), to approve or disapprove the requested extension of the Aggregate Commitment, either:

                             (i) elect to extend the Termination Date with respect to the Accepting Lenders and direct the Declining Lenders to terminate their Commitments, which termination shall become effective on the date which would have been the Termination Date except for the operation of this Section 2.2. On such date, (x) the Company shall deliver a notice of the effectiveness of such termination to the Declining Lenders with a copy to the Administrative Agent and (y) the Company shall pay in full in immediately available funds all Obligations of the Company owing to the Declining Lenders and (z) upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a Lender hereunder for all purposes, other than for purposes of Section 14.7, and shall cease to have any obligations or any Commitment hereunder, other than to the Agents pursuant to Section 15.8 and the Administrative Agent shall promptly notify the Accepting Lenders and the Company of the new Aggregate Commitment; or

                             (ii) elect to extend the Termination Date with respect to the Accepting Lenders and, prior to or no later than the then scheduled Termination Date, (A) to replace one or more of the Declining Lender or Lenders with another lender or lenders reasonably acceptable to the Administrative Agent (such lenders herein called the "Replacement Lenders") and (B) the Company shall pay in full in immediately available funds all Obligations of the Company owing to the Declining Lenders which are not being replaced, as provided in clause (i) above; provided that
                    (x) the Replacement Lender or Lenders shall purchase, and the Declining Lender or Lenders shall sell, the Notes of the Declining Lender or Lenders being replaced and the Declining Lender's or Lenders' rights hereunder without recourse or expense to, or warranty by, such Declining Lender or Lenders being replaced for a purchase price equal to the aggregate outstanding principal amount of the Note or Notes payable to such Declining Lender or Lenders plus any accrued but unpaid interest on such Note or Notes and accrued but unpaid fees in respect of such Declining Lender's or Lenders' Loans and Commitments hereunder, and (y) all obligations of the Company owing under or in connection with this Agreement to the Declining Lender or Lenders being replaced (including, without limitation, such increased costs, breakage fees payable under Section 6.3 and all other costs and expenses payable to each such Declining Lender) shall be paid in full in immediately available funds to such Declining Lender or Lenders concurrently with such replacement, and (z) upon the payment of such amounts referred to in clauses (x) and (y), the Replacement Lender or Lenders shall each constitute a Lender hereunder and the Declining Lender or Lenders being so replaced shall no longer constitute a Lender (other than for purposes of Section 14.7), and shall no longer have any obligations hereunder, other than to the Agents pursuant to Section 15.8; or

                             (iii)      elect to revoke and cancel the
                    extension request in such Annual Certificate of Extension by giving notice of such revocation and cancellation to the Administrative Agent (which shall promptly notify the Lenders thereof) no later than the fifth day following the date by which each Lender is required, pursuant to Section 2.2(a), to approve or disapprove the requested extension of the Aggregate Commitment.

         If the Company fails to timely provide the election notice referred to in this clause(c), the Company shall be deemed to have revoked and cancelled the extension request in the Annual Certificate of Extension and to have elected not to extend the Aggregate Commitment, and the concomitant Termination Date with respect to the Accepting Lenders, and on the then scheduled Termination Date the Company shall repay in full all amounts outstanding under the Loans.

         2.3.       Borrowing Base.

                    (a) Initial Borrowing Base; Scheduled Semi-Annual and Discretionary Determinations of the Borrowing Base; Procedures for Determination of the Borrowing Base. The initial Borrowing Base shall be $450,000,000. The Borrowing Base shall be redetermined upon receipt by the Administrative Agent, the Co-Agent and the Lenders of the relevant Approved Engineers' Report or Company's Engineers' Report, as the case may be, pursuant to Sections 2.3(b) or (e), 4.2(d), 9.1(d), (e) or (f). Additionally, the Borrowing Base may be redetermined under each of the circumstances set forth in Sections 2.3(d), 2.3(e) and 11.1. The redeterminations of the Borrowing Base
         described in the preceding sentences shall be made as follows:   The
         Administrative Agent and Co-Agent shall make a determination of the Borrowing Base in accordance with the criteria described in clause (c) of this Section 2.3 within thirty (30) days after receipt of the Approved Engineers' Report or the Company's Engineers' Report, as the case may be. Within ten (10) days following such determination, the Administrative Agent shall notify the Lenders in writing of such determination. Each Lender shall notify the Administrative Agent in writing, by telex or by facsimile transmission whether it approves or disapproves of any such determination of the Borrowing Base within ten
         (10) Business Days of its receipt of such notice from the Administrative Agent; provided that any Lender which does not so notify the Administrative Agent shall be deemed to have approved of such determination. Upon the approval (or deemed approval) by the Required Lenders, such determination shall thereafter be the Borrowing Base, and the Administrative Agent shall within five (5) days of such approval notify the Company in writing of such redetermined Borrowing Base. The

         Administrative Agent shall promptly notify the Company and the Lenders of any change in the Borrowing Base.

                    (b) Determination of Borrowing Base at Request of Company. The Company may request one Borrowing Base determination between regularly scheduled semi-annual redeterminations of the Borrowing Base by delivery to the Administrative Agent, the Co-Agent and the Lenders of a written request for such determination; provided that a deemed request for a determination of the Borrowing Base pursuant to Section 11.1(c), (d) or (e) shall not preclude the Company's requesting a Borrowing Base determination to which it is otherwise entitled pursuant to this clause (b). In connection with such determination the Company shall deliver to the Administrative Agent, the Co-Agent and the Lenders such reports and information concerning the Properties (which may include in the Administrative Agent's and Co-Agent's sole discretion an Approved Engineers' Report or a Company's Engineers' Report as of such date) as the Administrative Agent and the Co- Agent shall deem appropriate in their sole discretion.

                    (c) Criteria for Determination of the Borrowing Base. Each determination by the Administrative Agent and the Co-Agent and the approval by the Required Lenders of the Borrowing Base attributable to the Properties owned by the Company and its Subsidiaries including Properties owned through partnerships (but not to exceed in each case an undivided share of such Properties equal to the Company's ownership share of such partnerships) shall be made by them in the exercise of their respective sole discretion based on their then current engineering criteria and oil and gas lending criteria, all as determined using the then most recently received Approved Engineers' Report or Company's Engineers' Report, as the case may be, and, subject to the approval of the Required Lenders to the extent set forth in clause (a) of this Section 2.3, shall be conclusive and binding in the absence of manifest error.

                    (d) Redeterminations of Borrowing Base Upon Material Adverse Effect. In the event of:

                             (i) the assertion or filing of any adverse claim, defect or encumbrance affecting or purporting to affect the title of the Company or any Subsidiary to any Property; or

                             (ii)       any blow out or other casualty
                    affecting any Property or the production of oil and gas therefrom; or

                             (iii)      any withholding after one hundred
                    twenty (120) days following commencement of production by any Person of sums due the Company or any Subsidiary in respect of Hydrocarbons produced, which withholding results from an allegation or claim affecting such Person's rights to such payment;

         which would have or be a Material Adverse Effect, the Administrative Agent and the Co-Agent shall have the right in their sole discretion to reduce the Borrowing Base, either temporarily or permanently, by the amount included therein with respect to the interest as to which a claim, defect, encumbrance, withholding or dispute has arisen or exists or a casualty has occurred. The failure of the Administrative Agent and the Co-Agent to make any such reduction upon receipt of any notice with respect to any such claim, dispute or casualty shall not preclude their later election to so reduce the Borrowing Base.

                    (e) Redetermination of Borrowing Base Upon Material Changes. In the event that "material changes" occur between the dates of determination of the Borrowing Base in (i) oil and/or gas prices,
         (ii) taxes, (iii) anticipated rates or amounts of production from any Properties included in the Borrowing Base, (iv) the Company's or any Subsidiary's, as the case may be, title or purported title to the Properties, (v) operating, lease, royalty and other arrangements relating to the Properties or (vi) operating costs with respect to the Properties, then in any such event the Administrative Agent and the Co-Agent may, in their sole discretion, redetermine the Borrowing Base in accordance with the standards set forth in Section 2.3(c) prior to the receipt of either a new Approved Engineers' Report or a new Company's Engineers' Report by adjusting the Borrowing Base to reflect the changes which have occurred. For the purposes hereof, "material changes" shall be deemed to have occurred for purposes of this Section 2.3(e) when such changes would in the aggregate result in a material decrease in the Borrowing Base as determined by the Administrative Agent and the Co-Agent in their sole and absolute discretion.

                    (f) Reduction of Borrowing Base Upon Sales of Certain Properties. Upon consummation of the Sale of any Property in the Borrowing Base constituting a permitted and designated Sale under clause (iii) of Section 11.3, the Borrowing Base shall be reduced on account of such Sale by an amount equal to the proceeds of such Sale net of reasonable incidental brokerage and legal costs actually paid to third parties, net of taxes associated with such Sale payable in cash concurrently with the consummation of such Sale, and net of federal and state income taxes estimated to be due in respect of such Sale by the Company acting reasonably and in good faith, provided reserves for such taxes are established by the Company. Upon the consummation of the Sale of any Property in the Borrowing Base constituting a permitted Sale under clause (iv) of Section 11.3, the Borrowing Base shall be reduced by an amount equal to the amount of the mandatory prepayment, if any, required to be made under Section 4.2(d) on account of such Sale.

                    (g) Title Warranty. Delivery to the Lenders of any Approved Engineers' Report or Company's Engineers' Report shall be deemed to be a reaffirmation as of the date of delivery of such report of the representation and warranties in Section 8.14.

         2.4.       (Intentionally Omitted.)

         2.5.       Facility Fee; Other Fees.

                    (a) Facility Fee. (i) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from (and including) the date hereof to the Termination Date, at the applicable rate per annum set forth below on such Lender's ratable portion of the Aggregate Available Commitment as in effect from time to time; provided, however, that a reduction in a Lender's portion of the Aggregate Available Commitment pursuant to
         Section 2.1(d) shall not reduce such Lender's ratable portion of the Aggregate Available Commitment for the purposes of this Section 2.5(a)(i):

                                           Rating of the Company's Long-
                                                 Term Debt by 2 or
          Debt/Capitalization Ratio            more Rating Agencies                      Facility Fee
 Greater than or equal to .60 to 1.0           Lower than BBB-/Baa3                          .50%

 Greater than or equal to .60 to 1.0           BBB-/Baa3 or higher                           .375%

 Greater than or equal to .50 to 1.0 but       Not applicable                                .375%
 less than .60 to 1.0

 Greater than or equal to .45 to 1.0 but       BBB-/Baa3 or lower                            .375%
 less than .50 to 1.0


                                                  Rating of the Company's
                                                   Long-Term Debt by 2 or
       Debt/Capitalization Ratio                    more Rating Agencies                       Facility Fee
Greater than or equal to .45                         BBB/Baa2 or higher                            .25%
 to 1.0 but less than .50 to 1.0

 Less than .45 to 1.0                                Not applicable                                .25%

                    (ii) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from (and including) the date hereof to the Termination Date, at one-half of the rate applicable per annum set forth in clause (i) above on such Lender's ratable portion of the Aggregate Unavailable Commitment as in effect from time to time; provided, however, that a reduction in a Lender's portion of the Aggregate Available Commitment pursuant to
         Section 2.1(d) shall not reduce such Lender's ratable portion of the Aggregate Unavailable Commitment for the purposes of this Section 2.5(a)(ii).

Facility fees accruing pursuant to this Section 2.5(a) shall be payable in arrears on each Payment Date hereafter and on the Termination Date. In addition to the foregoing, the Company agrees to pay all fees accruing prior to date hereof with respect to each Lender's commitments under the April 1992 Agreement.

                    (b) Participation Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender, on the Effective Date, a participation fee in an amount equal to .125% of each Lender's Commitment, as in effect on the Effective Date.

                    (c) Agents' Fees. The Company shall pay to each Agent for its own respective account such fees in connection with this Agreement as previously have been agreed in a writing among them (as such writing may hereafter be amended, supplemented, restated or otherwise modified and in effect).


                                  ARTICLE III

                    BORROWING; SELECTING RATE OPTIONS; ETC.

         3.1.       Method of Borrowing.

                    (a) Revolving Loans. Not later than noon Chicago time on each Borrowing Date for Revolving Loans, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XVIII. The Administrative Agent will make the funds so received from the Lenders with respect to Revolving Loans available to the Company at the Administrative Agent's aforesaid address.

                    (b) Competitive Bid Loans. Not later than noon Chicago time on the Borrowing Date specified for each Competitive Bid Loan, each Lender whose Competitive Bid Quote in respect thereof the Company accepted pursuant to Section 3.4(e) shall make available its Competitive Bid Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XVIII. The Administrative Agent will make the funds so received from the Lenders with respect to Competitive Bid Loans available to the Company at the Administrative Agent's aforesaid address.

         3.2.       (Intentionally Omitted.)

         3.3. Method of Selecting Rate Options and Interest Periods for Revolving Loans. The Company shall select the Rate Option and Interest Period applicable to each Revolving Advance from time to time. The Company shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than (a) 10:00 a.m. Chicago time at least one (1) Business Day before the Borrowing Date of each Floating Rate Revolving Advance, and (b) 11:00 a.m. Chicago time at least three (3) Business Days before the Borrowing Date for each Eurodollar Revolving Advance, specifying:

                             (i) the Borrowing Date, which shall be a Business Day, of such Revolving Advance,

                             (ii)       the aggregate amount of such Revolving
                    Advance,

                             (iii)      the Rate Option selected for such
                    Revolving Advance, and

                             (iv)       in the case of each Eurodollar
                    Revolving Advance, the Interest Period applicable thereto.

Each Eurodollar Revolving Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined from time to time as applicable to such Eurodollar Revolving Advance. The Company shall select Interest Periods with respect to Eurodollar Revolving Advances so that it is not necessary to pay a Eurodollar Revolving Advance prior to the last day of the applicable Interest Period in order to make the mandatory repayment on the Termination Date.

         3.4.       Competitive Bid Loans.

                    (a) Competitive Bid Quote Request. When the Company wishes to request offers to make Competitive Bid Loans under this Agreement, it shall transmit to the Administrative Agent by telex or telecopy a Competitive Bid Quote Request substantially in the form of Exhibit E hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a Floating Rate Auction specifying:

                             (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

                             (ii) the aggregate principal amount of such Competitive Bid Advance;

                             (iii) whether the Competitive Bid Quotes requested are to set forth a Eurodollar Bid Rate or a Floating Bid Rate, or both;

                             (iv)       in the case of each Floating Rate
                    Auction, the maturity date (relative to each Competitive Bid Loan, its "Stated Maturity Date") for the proposed Competitive Bid Advance (which Stated Maturity Date may not be earlier than the date occurring seven (7) days after the proposed Borrowing Date of such Competitive Bid Advance or later than the earlier of (x) the date occurring 185 days after the proposed Borrowing Date of such Competitive Bid Advance and (y) the Termination Date); and

                             (v) in the case of each Eurodollar Bid Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date); provided that the final day of the Interest Period applicable to each Eurodollar Bid Rate Loan shall be the Stated Maturity Date thereof.

                    The Company may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit E hereto shall be rejected, and the Administrative Agent shall promptly notify the Company of such rejection by telex or telecopy.

                    (b) Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 3.4(a), the Administrative Agent shall send to each of the Lenders by telex or telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit H hereto, which shall constitute an invitation by the Company to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 3.4.

                    (c)      Submission and Contents of Competitive Bid Quotes.

                    (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes.
                             Each Competitive Bid Quote must comply with the requirements of this Section 3.4(c) and must be submitted to the Administrative Agent by telex or telecopy at its offices specified pursuant to
                             Article XVIII not later than (a) 10:00 a.m.
                             (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a Floating Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Company and the Administrative Agent may agree); provided that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Administrative Agent or First Chicago notifies the Company of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles VII and XII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

                    (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit K hereto and shall in any case specify:

                             a. the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

                             b.         the Stated Maturity Date and the
                    principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $10,000,000 and an integral multiple of $1,000,000 in the case of a Eurodollar Bid Rate Advance and at least $7,000,000 and an integral multiple of $500,000 in the case of a Floating Bid Rate Advance, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

                             c. the Competitive Bid Margin offered for each such Competitive Bid Loan;

                             d. the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Company; and

                             e.         the identity of the quoting Lender.

                    (iii) The Administrative Agent shall reject any Competitive Bid Quote that:

                             a. is not substantially in the form of Exhibit K hereto or does not specify all of the information required by Section 3.4(c)(ii);

                             b. contains qualifying, conditional or similar language, other than any such language contained in Exhibit K hereto;

                             c.         proposes terms other than or in
                    addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                             d.         arrives after the time set forth in
                    Section 3.4(c)(i).

                    If any Competitive Bid Quote shall be rejected pursuant to this Section 3.4(c)(iii), then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

                    (d) Notice to Company. The Administrative Agent shall promptly notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 3.4(c) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Company shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period or Stated Maturity Date specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Floating Bid Rates, as the case may be, so offered.

                    (e)      Acceptance and Notice by Company.  Not later than
         (i) 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or
         (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a Floating Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Company and the Administrative Agent may agree), the Company shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 3.4(d); provided, however, that the failure by the Company to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount and the Interest Period and Stated Maturity Date of each offer that is accepted. The Company may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 3.4(c)(ii)d); provided that:

                             a. the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                             b. acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Floating Bid Rates, as the case may be; and

                             c. the Company may not accept any offer that is described in Section 3.4(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                    (f) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Eurodollar Bid Rates or Floating Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

         3.5. Minimum Amount of Each Advance. Each requested Eurodollar Bid Rate Advance and Eurodollar Revolving Advance shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), and each requested Floating Bid Rate Advance and Floating Rate Revolving Advance shall be in the minimum amount of $7,000,000 (and in multiples of $500,000 if in excess thereof); provided, however, that any Floating Bid Rate Advance and any Floating Rate Revolving Advance may be in the amount of the difference between (i) the Aggregate Available Commitment minus (ii) the sum of the outstanding principal amount of all Loans.

         3.6. Continuation and Conversion Elections. By providing a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m. Chicago time, in the case of a Eurodollar Revolving Loan, or 10:00 a.m. Chicago time, in the case of a Floating Rate Revolving Loan, on a Business Day, the Company may from time to time irrevocably elect, on, in the case of a Eurodollar Revolving Loan, not less than three nor more than five, and in the case of a Floating Rate Revolving Loan not less than one or more than three, Business Days' notice, that all, or any portion in an aggregate minimum amount of $10,000,000 and an integral multiple of $1,000,000 or the remaining balance of any Revolving Loans be, in the case of Floating Rate Revolving Loans converted into Eurodollar Revolving Loans or, in the case of Eurodollar Revolving Loans converted into Floating Rate Revolving Loans or continued as Eurodollar Revolving Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Revolving Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Revolving Loan shall, on such last day, automatically convert to a Floating Rate Revolving Loan); provided, however, that no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, a Eurodollar Advance when any Default has occurred and is continuing.

         3.7. Telephonic Notices. The Company hereby authorizes the Lenders and the Administrative Agent to extend Advances, effect Rate Option selections and submit Competitive Bid Quotes based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         3.8. Rate after Maturity. Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Floating Revolving Rate plus 2%. In the case of a Eurodollar Advance the maturity of which is accelerated, such Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period, at the higher of the rate (including the Eurodollar Spread or the Competitive Bid Margin, as applicable) otherwise applicable to such Interest Period plus 2% per annum or the Floating Revolving Rate plus 2% per annum.

         3.9.       Interest Payment Dates; Determination of Interest and Fees.

                    (a)      Interest Payment Dates.

                             (i) Interest accrued and unpaid on each Floating Rate Revolving Advance shall be payable on each Payment Date and on any date on which such Floating Rate Revolving Advance is paid or prepaid, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Revolving Advance shall be payable on the last day of its applicable Interest Period and on any date on which such Eurodollar Revolving Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Revolving Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period.

                             (ii) Interest on the outstanding principal amount of Competitive Bid Loans shall be payable on the Stated Maturity Date for each such Competitive Bid Loan; provided, however, that in the case of a Eurodollar Bid Rate Advance having an Interest Period longer than three
                    (3) months, interest accrued on such Eurodollar Bid Rate Advance shall also be payable on the last day of each three-month interval during such Interest Period.

Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of, or interest on, an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (except as provided in the definition of Interest Period) and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                    (b) Determination of Interest and Fees. Interest on any Advance or portion thereof bearing interest at the Floating Revolving Rate or the Floating Bid Rate and facility fees shall be calculated for actual days elapsed on the basis of a 365- or, if applicable, 366-day year, and all other interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Changes in the Alternate Base Rate Spread and the Eurodollar Spread attributable to a change in the Debt/Capitalization Ratio or to a change in the Company's Long-term Debt Rating, if any, shall be effective on the forty-fifth (45th) day of a calendar quarter.

         3.10. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, Competitive Bid Quote Request and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the Eurodollar Rate applicable to each Eurodollar Advance promptly upon determination of such Eurodollar Rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each Reference Lender agrees to furnish timely information for the purpose of determining the Eurodollar Rate.

         3.11. Non-Receipt of Funds by the Administrative Agent. Unless the Company or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest, fees or other amounts to the Administrative Agent for the account of the Lenders or any Agent, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to
(i) in the case of payment by a Lender or any Agent, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan or, in the case of payments in respect of interest, fees or other amounts, at a rate equal to the Floating Rate.


                                   ARTICLE IV

              MANDATORY PAYMENTS; REDUCTIONS OF COMMITMENTS; ETC.

         4.1.       (Intentionally Omitted.)

         4.2.       Mandatory Prepayments.

                    (a) Mandatory Prepayment on Account of Excess of Outstandings Over Aggregate Available Commitment. In the event that after giving effect to all other payments or prepayments required to be made under this Section 4.2 on any Business Day the aggregate outstanding principal amount of the Loans shall at any time exceed the Aggregate Available Commitment, the Company shall within ninety (90) days make a mandatory prepayment on the Loans in an amount equal to such excess together with all interest accrued on the amount of such prepayment to the date thereof. Notwithstanding that the Company shall have a 90-day period in which to make any mandatory prepayment specified in this Section 4.2(a), (i) the Company shall not be entitled to borrow Loans during such period without meeting the test under Section 2.1(b) and (ii) the Company shall make all other prepayments and payments required under or in connection with this Agreement as required; provided, that for purposes of the foregoing provisions of this sentence the conversion of an outstanding Eurodollar Loan into a Floating Rate Loan during such period shall not be deemed to be the borrowing of a Loan.

                    (b) Mandatory Prepayment on Account of Sales of Certain Properties Included in the Borrowing Base. Promptly upon the consummation of any Sale of any Property included in the Borrowing Base constituting (and designated by the Company in a notice to the Administrative Agent as constituting) a permitted Sale under clause
         (iii) of Section 11.3 and in any event within three (3) Business Days thereof, the Company shall make a mandatory prepayment hereunder equal to the amount, if any, by which the aggregate outstanding principal amount of all Loans on the date of such mandatory prepayment exceeds the Aggregate Available Commitment (as then in effect after giving effect to any reduction thereof resulting from such Sale).

                    (c)      (Intentionally Omitted.)

                    (d) Mandatory Prepayment on Account of Extraordinary Sales of Properties. In the event the Company or any Subsidiary proposes to consummate a Sale of any Property, which Sale is not otherwise permitted under clause (i) or (ii) of Section 11.3 or otherwise permitted and designated under clause (iii) of Section 11.3, the Company shall promptly notify the Administrative Agent, the Co-Agent and the Lenders of such proposed Sale, which notice shall describe such Property and, if known, the proposed terms of Sale. In connection therewith the Company shall deliver to the Administrative Agent, the Co-Agent and the Lenders such reports and information concerning such Property (which may include in the Administrative Agent's and Co-Agent's sole discretion an Approved Engineers' Report or a Company's Engineers' Report as of such date) and such Sale as the Administrative Agent and the Co-Agent shall deem appropriate in their sole discretion; provided, however, that in the event the Company or any Subsidiary proposes to consummate a Sale of the type described in this Section 4.2(d), with respect to a Property not included within the Borrowing Base, no mandatory prepayment shall be required; and further, provided, that in no event shall the Borrowing Base be reduced by an amount in excess of the proceeds of such Sale net of costs, charges, and taxes incidental to the Sale, as provided in Section 2.3(f) for Sales pursuant to clause (iii) of
         Section 11.3. Promptly following receipt of such report and information, and upon approval of such Sale by the Administrative Agent and the Co-Agent, the Administrative Agent and the Co-Agent shall make a recommendation to the Lenders in writing of the amount of prepayment that the Company shall be required to make under this
         Section 4.2(d) (which amount shall also be the amount of the reduction in the Borrowing Base pursuant to Section 2.3(f)), which recommendation shall be made by the Administrative Agent and the Co-Agent in the exercise of their sole discretion. Each Lender shall notify the Administrative Agent in writing, by telex or by facsimile transmission whether it approves or disapproves (which approval or disapproval shall be made by each Lender in the exercise of its sole discretion) of such recommendation by the Administrative Agent and the Co-Agent within ten (10) Business Days of its receipt of such recommendation from the Administrative Agent; provided, that any Lender which does not so notify the Administrative Agent shall be deemed to have approved of such Sale, such amount of prepayment and such reduction in the Borrowing Base. Upon the approval of the Required Lenders, the Administrative Agent shall promptly notify the Company of such determination. The Company promptly upon the consummation of any such permitted Sale and in any event within three
         (3) Business Days thereof, shall, if required, make a mandatory prepayment hereunder in the amount so determined in accordance with this clause (d).

                    (e) Application of Mandatory Prepayments. Each mandatory prepayment made under this Section 4.2 shall be applied (i) first, ratably among the Lenders with respect to any principal and interest due in connection with Revolving Loans, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those Lenders for whom any payment of principal and interest is due in connection with any Competitive Bid Loans and (iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due.

         4.3. Voluntary Prepayments. The Company may from time to time, at its option, prepay outstanding Advances, upon three (3) Business Days' prior notice to the Administrative Agent in the case of a Eurodollar Advance, or upon one (1) Business Day's prior notice to the Administrative Agent in the case of a Floating Rate Advance; provided that each such prepayment shall be in a minimum aggregate amount of $4,000,000 or any integral multiple of $1,000,000 in excess thereof without penalty or premium, except that if such prepayment of a Eurodollar Loan occurs prior to a last day of any applicable Interest Period, the Company shall also pay the amount specified in Section 6.3 at the time of such prepayment. Such prepayments shall be applied, at the Company's option, against outstanding Revolving Loans and Competitive Bid Loans and against installments or amounts due on account thereof in such order of application as the Company shall direct; provided, that if the Company fails to direct an order of application at or prior to the time of such notice of prepayment, then such prepayments shall be applied (i) first, ratably among the Lenders with respect to any principal and interest due in connection with Revolving Loans,
(ii) second, after all amounts described in clause (i) have been satisfied, ratably among those Lenders for whom any payment of principal and interest is due in connection with any Competitive Bid Loans and (iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other

Obligations then due; provided, further, that if, at the time of any such prepayment, any Default shall have occurred and shall be continuing, then the holders of the Obligations shall share such prepayment on a pro rata basis, based on the respective amount of Obligations owing to each such holder (whether or not matured and currently payable and whether consisting of principal, accrued interest, fees, expenses, indemnities or other types of Obligations) as of the date of occurrence of such Default.

         4.4. Method of Payment. All payments of principal, interest, and fees hereunder shall be made by noon (local time at the place of payment) on the date when due in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XVIII, or at any other single Lending Installation of the Administrative Agent specified not less than five (5) days prior to the date when due in writing by the Administrative Agent to the Company and shall be applied (i) first, ratably among the Lenders with respect to any principal and interest due in connection with Revolving Loans, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those Lenders for whom any payment of principal and interest is due in connection with any Competitive Bid Loans and
(iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due; provided, however, that, if, at the time of any such payment, any Default shall have occurred and shall be continuing, then the holders of the Obligations shall share such payment on a pro rata basis, based on the respective amount of Obligations owing to each such holder (whether or not matured and currently payable and whether consisting of principal, accrued interest, fees, expenses, indemnities or other types of Obligations) as of the date of occurrence of such Default. As between the Company and any Lender, the timely receipt of any payment by the Administrative Agent from the Company for the account of such Lender shall constitute receipt by such Lender. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XVIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each of the Company and the Administrative Agent shall be deemed to have complied with this Section 4.4 with respect to any payment if it shall have initiated a wire transfer to the appropriate recipient thereof and furnished such recipient with the identifying number of such wire transfer.

         4.5. Notes. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment thereof, on the schedule attached to each of its Notes, provided, however, that the failure to so record shall not affect the Company's obligations under any such Note.

         4.6. Voluntary Reductions of Commitments. The Company may permanently reduce the Aggregate Commitment in whole, or in part, ratably among the Lenders, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; provided, however, that the amount of the Aggregate Commitment may not be reduced to an amount which would cause it to be less than the outstanding principal amount of the Loans. All accrued facility fees shall be payable on the effective date of any such reduction or termination of the Aggregate Commitment.

         4.7. Voluntary and Mandatory Prepayments. Any prepayments of principal of the Loans, whether voluntary or mandatory, shall include accrued interest to, but not including, the date of the prepayment on the principal amount being prepaid.

                                   ARTICLE V

         (Intentionally Omitted.)

                                   ARTICLE VI

                         CHANGE IN CIRCUMSTANCES; TAXES

         6.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any reasonable interpretation thereof, or compliance of any Lender with such,

                    (a) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                    (b) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received, by an amount reasonably deemed material by such Lender, then, within 15 days of demand by such Lender, the Company shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment.

         6.2. Availability of Rate Options. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (i) the Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to such Lender until such time as such situation is no longer the case, (ii) any Eurodollar Loans from such Lender then outstanding shall bear interest at the Floating Rate for the remainder of the Interest Period applicable to such Loan and (iii) until such time as such situation is no longer the case, any Eurodollar Advance made thereafter shall consist of a Floating Rate Loan made by such Lender(s) and Eurodollar Loans made by each other Lender. If the Required Lenders reasonably determine that deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to any Eurodollar Advances made after the date of any such determination until such time as such situation is no longer the case. If the Required Lenders determine that the Eurodollar Rate does not accurately reflect the cost of making a Eurodollar Advance at such Eurodollar Rate, then, if for any reason whatsoever the provisions of
Section 6.1 are inapplicable, the Administrative Agent shall suspend the availability of the Eurodollar Rate with respect to any Eurodollar Advances made on or after the date of any such determination until such time as such situation is no longer the case and shall require any outstanding Eurodollar Advances to be repaid.

         6.3. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, conversion or otherwise (except pursuant to Section 6.2), or a Eurodollar Advance is not made on the date specified by the Company for any reason other than default by the Lenders, the Company will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance (net of any cost or expense, unless Section 6.1, 6.5 or 6.6 is applicable thereto, which the Lender would have incurred with respect to such Eurodollar Advance had such prepayment or failure to fund not occurred).

         6.4. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Company to such Lender under Sections 6.1, 6.5 and 6.6 or to avoid the unavailability of a Rate Option under
Section 6.2, so long as such designation is not disadvantageous to such Lender in the sole opinion of such Lender.

         6.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced to a level below that which such Lender, or such controlling Person, as the case may be, could have achieved but for the occurrence of any such circumstance (taking into account such Person's policies as to capital adequacy), then, in any such case upon notice from time to time by such Lender to the Company, the Company shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         6.6. Taxes. All payments by the Company and MW Petroleum of principal of, and interest on, the Loans and all other amounts payable hereunder and in connection herewith shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Agent's or any Lender's, as applicable, net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company or MW Petroleum hereunder or under any Loan Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

                    (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                    (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent or the relevant Agent or Lender evidencing such payment to such authority; and

                    (c) pay to the Administrative Agent for the account of the Agents and the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Agent and Lender will equal the full amount such Agent or Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Agent or any Lender, with respect to any payment received by it hereunder or in connection herewith, the relevant Agent or Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

         If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Agents and Lenders, the required receipts or other required documentary evidence, the Company shall indemnify the Agents and the Lenders for any incremental Taxes, interest or penalties that may become payable by any Agent or Lender as a result of any such failure. For purposes of this Section 6.6, a distribution hereunder by the Administrative Agent or any other Agent or any Lender to or for the account of any Agent or Lender shall be deemed a payment by the Company.

         Notwithstanding the foregoing, if any Agent or any Lender not incorporated or organized under the laws of the United States of America, or a state thereof, fails to timely deliver the forms required to be delivered pursuant to Section 6.8 in a situation in which timely delivery of such forms would eliminate some or all requirements for withholding of United States federal income taxes by the Company or MW Petroleum in connection with payments under this Agreement or the other Loan Documents, then the Company shall not be required to pay or reimburse to the Lender or Agent any amount in respect of such Taxes withheld that would not have been required to be withheld if such Lender or Agent had timely delivered such forms.

         6.7. Lender Statements; Survival of Indemnity; Substitution of Lenders; Limitation on Claims by Lenders. Each Agent and Lender shall deliver to the Company and the Administrative Agent a written statement of such Agent or Lender, as the case may be, as to the amount due, if any, under Sections 6.1, 6.3, 6.5 or 6.6. Such written statement shall set forth in reasonable detail the calculations upon which such Agent or Lender, as the case may be, determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Company of the written statement. The obligations of the Company under Sections 6.1, 6.3, 6.5 and 6.6 shall survive payment of the Obligations and termination of this Agreement. In the event that any Lender shall deliver to the Company and the Administrative Agent a written statement as to an amount due under Section 6.1, 6.3, 6.5 or 6.6, the Company may, at its sole expense and effort, require such Lender to transfer and assign, without recourse (in accordance with Section 17.3) all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority, (ii) the Company shall have received a written consent of the Administrative Agent and the Co-Agent in the case of an entity that is not a Lender, which consent shall not be unreasonably withheld,
(iii) the Company or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder and the fee payable to the Administrative Agent pursuant to
Section 17.3(b) and (iv) that nothing in the foregoing is intended or shall be construed as obligating any Lender to locate such an assignee. The Company shall not be required to pay to any Lender any amount under Section 6.1, 6.3, 6.5, or 6.6 in respect of any time or period more than twelve months prior to the time such Lender notifies or bills the Company of or for such amount.

         6.8. Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder (but in no event prior to the Effective Date) for the account of any Lender or any Agent, each Lender or Agent that is not incorporated or organized under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Company and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender or Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender or Agent which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form
4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Lender or Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender or Agent from duly completing and delivering any such form with respect to it and such Lender or Agent, as the case may be, advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1. Conditions of Effectiveness. The effectiveness of this Agreement and the obligation of each Lender to make Loans hereunder, are subject to the conditions precedent that the Company has furnished to the Administrative Agent all of the following, each in form and substance satisfactory to each of the Administrative Agent and the Co-Agent, and each (except for the Notes, of which only one original of each type shall be signed for each Lender) in sufficient number of duly executed signed counterparts (or photocopies thereof) to provide one for the Administrative Agent, the Co-Agent, the Collateral Agent and each Lender:

                             (i) Copies of the Articles of Incorporation of each of the Company, MW Petroleum, and MWJR, together with all amendments, and certificates of good standing, all of the foregoing certified by the appropriate governmental officer in their respective jurisdiction of incorporation and, in the case of certificates of good standing, in each jurisdiction in which its business is conducted.

                             (ii) Copies, certified by the Secretary or Assistant Secretary of each of the Company and MW Petroleum, of their respective By-Laws and of their respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for either the Administrative Agent or the Co-Agent) authorizing the execution, delivery and performance of the Loan Documents.

                             (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of each of the Company and MW Petroleum, which shall identify by name and title and bear the signature of the officers of the Company and MW Petroleum, respectively, authorized to sign the Loan Documents and (in the case of the Company) to make borrowings hereunder, upon which certificate the Agents and the Lenders shall be entitled to rely until informed of any change in writing by the Company or MW Petroleum, respectively.

                             (iv) Written opinions of the Company's, MW Petroleum's and MWJR's counsel acceptable to the Administrative Agent and the

                    Co-Agent, addressed to the Agents and the Lenders in substantially the form of Exhibit "B" hereto, with such modifications, additions, alterations, exceptions, assumptions and provisions as shall be acceptable to the Administrative Agent and the Co-Agent.

                             (v) The Notes payable to the order of each of the Lenders.

                             (vi) A certificate of an Authorized Officer of the Company, satisfactory to the Administrative Agent and the Co-Agent, regarding insurance maintained by the Company.

                             (vii)      The Acknowledgment to Guaranty of MW
                    Petroleum.

                             (viii) The opinion of Mayer, Brown & Platt, special counsel to the Administrative Agent and the Co-Agent, substantially in the form of Exhibit "G" hereto, with such modifications, additions, alterations, exceptions, assumptions and provisions as shall be acceptable to the Administrative Agent and the Co-Agent.

                             (ix)       The Effectiveness Notice.

                             (x)        A certificate, signed by the Vice
                    President/Treasurer of the Company, stating that on the Effective Date no Default or Unmatured Default has occurred and is continuing.

         Such other instruments and documents as any of the Administrative Agent or the Co-Agent or its counsel may have reasonably requested.

The effectiveness of this Agreement and the obligation of each Lender to make Loans hereunder, are further conditioned upon satisfaction of the following on or prior to the Effective Date:

                    (a) The Administrative Agent shall have received, for the account of each Lender, the participation fee described in Section 2.5(b).

                    (b) The Administrative Agent shall have received the fees to be received on or prior to the Effective Date as set forth in the agreement with respect to fees described in Section 2.5(c).

         7.2. Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                    (a)      There exists no Default or Unmatured Default.

                    (b)      The representations and warranties contained in
         Article VIII, including in Sections 8.3 and 8.7, or contained in any other Loan Document are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

                    (c) All legal requirements arising under or in connection with the Loan Documents or applicable laws, rules or regulations and incident to the making of such Advance shall be satisfactory to the Administrative Agent and the Co- Agent and their respective counsel.

                    (d) No event, occurrence, action, inaction or other item shall have occurred which could have or could cause a Material Adverse Effect.

         Each Borrowing Notice, Competitive Bid Borrowing Notice and Continuation/Conversion Notice with respect to each Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 7.2(a) and 7.2(b) have been satisfied and, that after giving effect to such Advance and the assignment or application of the proceeds thereof, the outstanding Loans will not exceed the Aggregate Commitment.

         7.3.       (Intentionally Omitted.)

         7.4. Exchange of Notes. Upon the satisfaction by the Company of the conditions in Sections 7.1 and 7.2, each Lender shall deliver to the Company the revolving Note delivered to such Lender pursuant to the April 1992 Agreement, each such revolving Note to be marked "amended, renewed and extended."


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Lenders and the Agents that:

         8.1. Corporate Existence and Standing. The Company is a corporation, and each Subsidiary is a corporation or other legal entity, in either case duly incorporated or otherwise properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted.

         8.2. Authorization and Validity. The Company and each Subsidiary has the corporate or partnership power and authority and legal right to execute and deliver the Loan Documents and to perform its respective obligations thereunder. The execution and delivery by the Company and each Subsidiary of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or partnership proceedings, and the Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of the Company and each Subsidiary enforceable against the Company and each Subsidiary in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         8.3. No Conflict; Government Consent. Neither the execution and delivery by the Company and each Subsidiary of the Loan Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or partnership agreement or the provisions of any indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on all or any part of the property of the Company or any Subsidiary. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         8.4. Financial Statements. The consolidated financial statements of the Company dated December 31, 1993 heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Company and the Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         8.5. Material Adverse Change. Since December 31, 1993, there has been no change in the business, assets, properties, operations, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries or MW Petroleum and its Subsidiaries or any legal or regulatory development which could have or be a Material Adverse Effect.

         8.6. Taxes. The Company and the Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Company and the Subsidiaries (other than MW Petroleum and MWJR) have been audited by the Internal Revenue Service or, if no audit was performed, the statute of limitations permitting such an audit has run, through the fiscal year ended December 31, 1982. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

         8.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any Subsidiary which is or could have a Material Adverse Effect. The Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 8.4.

         8.8. Subsidiaries. Schedule 8.8 hereto contains an accurate list of all of the presently existing Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or, the revenue share attributable to the general and limited partnership interests, as the case may be, owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.

         8.9. ERISA. The Unfunded Liabilities of all Plans do not in the aggregate exceed $5,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

         8.10. Accuracy of Information. No information, exhibit or report furnished by the Company or any Subsidiary to any Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         8.11. Regulation-U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Company and the Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         8.12. Material Agreements. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         8.13. Compliance With Laws. The Company and the Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Properties. Neither the Company nor any of the Subsidiaries has received any notice to the effect that it, its operations or the Properties are not in material compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations, or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, whether from the Properties or elsewhere, which in any case would have a Material Adverse Effect.

         8.14. Title to Properties. Each of the Company and the Subsidiaries has legal, valid and defensible title to substantially all of its properties and assets and valid and defensible title, whether legal or beneficial, to all of its properties and assets, free and clear of any and all Liens other than those Liens permitted by Section 11.5. The 1994 Engineers' Report refers to and covers all of the reserves in the Properties as of the Effective Date and such Report covers no reserves other than in such Properties.

         8.15. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         8.16. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8.17. Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

         8.18. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Company and its Subsidiaries to its employees and former employees, as estimated by the Company in accordance with reasonable procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $2,000,000.

         8.19. Solvency. As of the Effective Date, (i) the Company and its Consolidated Subsidiaries are each solvent and (ii) International and its Subsidiaries on a consolidated basis is solvent.

         8.20. Environmental Warranties. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and Properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that, except as disclosed in writing by the Company to the Lenders and the Agents, to the best of its knowledge after due inquiry:

                    (a) all facilities and property (including underlying groundwater) owned, leased or operated by the Company or any Subsidiary have been, and continue to be, owned, leased or operated by the Company or any Subsidiary in material compliance with all Environmental Laws;

                    (b) there have been no past, and there are no pending or threatened

                             (i)        claims, complaints, notices or
                    inquiries to, or requests for information received by, the Company or any Subsidiary with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, or

                             (ii)       claims, complaints, notices or
                    inquiries to, or requests for information received by, the Company or any Subsidiary regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Company or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect;

                    (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                    (d) the Company and each Subsidiary have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                    (e) no property now or previously owned, leased or operated by the Company or any Subsidiary is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up;

                    (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Company or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                    (g) none of the Company or any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                    (h) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Company or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                    (i) no condition exists at, on or under any property now or previously owned or leased by the Company or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         9.1. Financial Reporting. The Company will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

                    (a) As soon as available and in any event within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Required Lenders, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and its Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants to the effect that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                    (b) As soon as available and in any event within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter.

                    (c) Together with the financial statements required under clauses (a) and (b), a compliance certificate in substantially the form of Exhibit "C" hereto signed by its vice president/treasurer and addressing the matters set forth therein.

                    (d) Promptly after December 31 of each calendar year, commencing December 31, 1994, and in any event not later than March 15 of the next succeeding calendar year, an Approved Engineers' Report prepared as of December 31 of such calendar year, in form and substance satisfactory to the Administrative Agent and the Co-Agent.

                    (e) Within 45 days in the case of a Company's Engineers' Report and 60 days in the case of an Approved Engineers' Report, of any request by the Required Lenders in connection with any (other than the scheduled semi-annual redeterminations of the Borrowing Base) determination of the Borrowing Base pursuant to
         Section 2.3(a), an Approved Engineers' Report or a Company's Engineers' Report, as the case may be, prepared as of the date of such request, in form and substance satisfactory to the Required Lenders.

                    (f) Promptly after June 30 of each calendar year and in any event not later than September 15 of such calendar year, a Company's Engineers' Report prepared as of June 30 of such calendar year, in form and substance satisfactory to the Administrative Agent and the Co-Agent.

                    (g) Promptly upon the furnishing thereof to the shareholders of the Company copies of all financial statements, reports and proxy statements so furnished.

                    (h) Promptly upon the filing thereof, copies of all publicly available registration statements and annual, quarterly, monthly or other regular reports which the Company or any Subsidiary (other than a Drilling Partnership) or any other Affiliate files with the Securities and Exchange Commission.

                    (i) Promptly after December 31 of each calendar year, commencing December 31, 1994, and in any event no later than March 21 of the next succeeding calendar year, a budget (including specific capital expenditures information) through the year 2000 for the Company and its Subsidiaries certified by the Vice President/Treasurer of the Company and in a format consistent with the Projections and otherwise in form and substance satisfactory to the Administrative Agent and the Co-Agent.

                    (j) At the request of the Administrative Agent or the Co-Agent, or the Required Lenders promptly after June 30 of each calendar year, commencing June 30, 1994, and in any event prior to October 1 of such calendar year, an update of the budget described in clause (i) of this Section 9.1 in form and substance satisfactory to the Administrative Agent and the Co-Agent and signed by the Vice President/Treasurer of the Company.

                    (k) Promptly and in any event within 40 days after the close of each calendar quarter during each year, a certificate of an Authorized Officer certifying to the Agent and the Lenders the Debt/Capitalization Ratio and the calculation thereof as of the last day of the immediately preceding calendar quarter.

                    (l) Such other information (including engineering, financial and non-financial information) as the Administrative Agent or the Co-Agent or any Lender may from time to time reasonably request.

         9.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Loans (i) to refinance existing Indebtedness of the Company and the Subsidiaries, or (ii) for the Company's and the Subsidiaries' general corporate purposes.

         9.3. Notice of Default, Unmatured Default, Litigation and Material Adverse Effect. The Company will give prompt notice in writing to the Lenders and to MW Petroleum of (i) the occurrence of any Default or Unmatured Default and the steps, if any, being taken to cure it, (ii) the occurrence of any adverse development with respect to any labor controversy, litigation, action or proceeding described in Section 8.7, or the commencement of any labor, controversy, litigation, action or proceeding of the type described in
Section 8.7 together with copies of all material pleadings relating thereto, and (iii) the occurrence of any other development, financial or otherwise, which might have or be a Material Adverse Effect or might materially adversely affect the ability of the Company to repay the Obligations.

         9.4. Conduct of Business. The Company will, and will cause its Subsidiaries to, carry on and conduct its respective business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and, except to the extent permitted by Section 11.2, will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation or partnership, as the case may be, in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         9.5. Taxes. The Company will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Company or any Subsidiary, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with generally accepted accounting principles have been set aside on its books.

         9.6. Insurance. The Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon the request of the Administrative Agent, the Company will furnish or cause to be furnished to the Administrative Agent from time to time a summary of the insurance coverage of the Company and its Subsidiaries in form and substance satisfactory to the Required Lenders in their reasonable judgment, and, if requested, will furnish the Administrative Agent copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to any property of the Company or any of its Subsidiaries, the proceeds of such policies will be used (i) to repair or replace the damaged property or
(ii) to prepay the Obligations, at the election of the Company.

         9.7. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         9.8. Maintenance of Properties. The Company will and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         9.9. Inspection. The Company will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and Agents, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate. Any information received by the Lenders as a result of the foregoing shall be included in information subject to the confidentiality provisions set forth in Exhibit "J" hereto.

         9.10. Operation of Properties. The Company will, and will cause each Subsidiary owning Properties included in the Borrowing Base to, preserve, operate and maintain, or cause to be preserved, operated and maintained, the Properties in a good and workmanlike manner continuously to their economic limit as a prudent operator in accordance with good oil and gas industry standards.

         9.11.      (Intentionally Omitted.)

         9.12. Environmental Covenant. The Company will, and will cause each of its Subsidiaries to,

                    (a) use, operate and maintain all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                    (b) (i) promptly notify the Administrative Agent and provide copies upon receipt of all material written claims, complaints, notices, liens or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws,
         (ii) within ninety (90) days have dismissed with prejudice any actions or proceedings relating to compliance with Environmental Laws which would or could in the reasonable opinion of the Administrative Agent and the Co-Agent have a Material Adverse Effect; and (iii) diligently pursue cure of any material underlying environmental problem which forms the basis of any such claim, complaint, notice, lien, inquiry, proceeding or action; and

                    (c) provide such information and certifications which the Administrative Agent or the Co-Agent may reasonably request from time to time to evidence compliance with this 9.12.

         9.13.      (Intentionally Omitted.)

         9.14.      (Intentionally Omitted.)

         9.15.      Further Assurances; Other Matters.

                    (a) Further Assurances. The Company will cure and will cause its respective Subsidiaries to cure promptly any defects in the creation and issuance of any Obligations and the execution and delivery of any

         Guaranty. The Company and each Subsidiary will at its expense promptly execute and deliver to the Collateral Agent upon request all such other and further reasonable documents, agreements and instruments in compliance with, or accomplishment of, the covenants and agreements of the Company and such Subsidiary in any Loan Document.

                    (b) Other Matters. The Company shall use reasonable efforts to take or cause to be taken all necessary steps and actions, including in the case of Subsidiaries obtaining all necessary shareholder approvals and making all filings with any governmental agencies, or in the case of an Affiliate, all legal steps necessary to consummate either the merger or dissolution, as the case may be, of the associated entities to consolidate and simplify the U.S. exploration and production operations and property ownership structure. Concurrently therewith the Company (i) shall expressly assume, pursuant to agreements in form and substance satisfactory to the Administrative Agent, the Collateral Agent and the Co- Agent, all obligations of any merged or dissolved entity under and in connection with the Loan Documents, (ii) shall execute and deliver or cause to be executed and delivered any board resolutions, legal opinions, title opinions and other instruments and documents as the Collateral Agent or the Administrative Agent or the Co-Agent shall require, including any amendment to the Guaranty in form and substance satisfactory to the Collateral Agent, and (iii) shall make any recordings, file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

         9.16. Repayment. The Company shall pay to each of Banque Indosuez and Norwest Bank Denver, N.A., on the Effective Date, an amount equal to the unpaid principal and accrued interest on all 1992 Revolving Loans made by Banque Indosuez and Norwest Bank Denver, N.A., respectively, to the Company which are outstanding on the Effective, plus all fees, costs (including, without limitation, costs resulting from the repayment of such 1992 Revolving Loans prior to the last day of the applicable Interest Period thereof, as more fully described in Section 6.3 of the April 1992 Agreement) and expenses payable to Banque Indosuez and Norwest Bank Denver, N.A. under the April 1992 Agreement, which amounts shall be promptly delivered by the Administrative Agent to Banque Indosuez and Norwest Bank Denver, N.A. at the address specified pursuant to Article XVIII of the April 1992 Agreement or at any other address specified in a notice received by the Administrative Agent from Banque Indosuez or Norwest Bank Denver, N.A. The Lenders and the Agents hereby consent to such repayment.


                                   ARTICLE X

                              FINANCIAL COVENANTS

         10.1.      (Intentionally Omitted.)

         10.2. Consolidated Tangible Net Worth. The Company will maintain Consolidated Tangible Net Worth of not less than the sum of (i) $350,000,000, plus (ii) the product of 0.50 times the sum of Consolidated Net Income for each calendar quarter subsequent to the calendar quarter ending June 30, 1991 during which Consolidated Net Income is greater than $0, plus (iii) the product of
0.50 times the proceeds of the sale by the Company and its Subsidiaries of securities (other than securities constituting Indebtedness) net of reasonable incidental, brokerage and legal costs actually paid to third parties.

         10.3. Ratio of EBITDDA to Consolidated Interest. The Company shall not permit the ratio of (i) EBITDDA to (ii) Consolidated Interest Expense for any four consecutive calendar quarters ending on the last day of any calendar quarter to be less than 3.70 to 1.0.

                                   ARTICLE XI

                               NEGATIVE COVENANTS

         11.1. Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                    (a) The Obligations arising under the Loan Documents, Contingent Obligations permitted under Section 11.4 and Indebtedness of International or HERC pursuant to Investments by the Company permitted by Section 11.12(e);

                    (b) Indebtedness existing on the date hereof and described in Schedule 11.1 hereto;

                    (c) Other Indebtedness of the Company or any Subsidiary consented to by the Required Lenders in the exercise of their sole discretion having no conditions precedent or covenants or defaults more onerous to the Company or such Subsidiary than the conditions precedent and covenants and defaults contained herein and which is expressly made subordinate and junior in right of payment to the Obligations and which contains terms (including interest rates, amortization and maturity) and provisions satisfactory to the Required Lenders in the exercise of their sole discretion;

                    (d) Other Indebtedness of the Company or any Subsidiary consented to by the Required Lenders in the exercise of their sole discretion and constituting Limited Recourse Indebtedness, provided that such Limited Recourse Indebtedness contains terms (including interest rates, amortization and maturity) and provisions satisfactory to the Required Lenders in the exercise of their sole discretion;

                    (e) Other Indebtedness of the Company or any Subsidiary, consented to by the Required Lenders in the exercise of their sole discretion having no conditions precedent or covenants or defaults more onerous to the Company or such Subsidiary than the conditions precedent and covenants and defaults contained herein and which contains terms (including interest rates, amortization, maturity and the application of the proceeds thereof) and provisions satisfactory to the Required Lenders in the exercise of their sole discretion;

                    (f)      Indebtedness of the type referred to in clause
         (vi) of the definition of Indebtedness;

                    (g)      Indebtedness of the type referred to in clause
         (vii) of the definition of Indebtedness, provided such Indebtedness is otherwise permitted pursuant to Section 11.13;

                    (h) Additional Indebtedness of the Company not included in the foregoing clauses (a) through (g) in an aggregate principal amount not exceeding $20,000,000, exclusive of any Contingent Obligations permitted under Section 11.4;

provided, that if the Company shall request that any Indebtedness be permitted as Subordinated Indebtedness pursuant to clause (c), as Limited Recourse Indebtedness pursuant to clause (d), or as Indebtedness pursuant to clause (e), the Administrative Agent or the Co-Agent shall notify the Company that it or they, as the case may be, deem such request by the Company to be a request for a redetermination of the Borrowing Base pursuant to Section 2.3(b), in which event the Company shall supply such information and reports provided pursuant to such Section 2.3(b) and the Administrative Agent, the Co-Agent and the Required Lenders shall make a determination of the Borrowing Base in accordance with the provisions of Section 2.3(a), giving effect to such requested Indebtedness. For purposes hereof, "Limited Recourse Indebtedness" shall mean Indebtedness of a Person for which there is no recourse whatsoever to such Person for the repayment thereof other than recourse limited to the cash flow from the assets constituting collateral therefor and recourse to the extent necessary to enable amounts to be claimed in respect of such Indebtedness upon an enforcement of any Lien on any such assets; provided that (a) the extent of such recourse is limited solely to the amount of any recoveries made on any such enforcement, (b) such Person is not entitled, by virtue of any right or claim arising out of or in connection with such Indebtedness to commence proceedings for the winding up or dissolution of, or to appoint or procure the appointment of any receiver, trustee or similar person or official in respect of, such Person or any of its assets (other than the assets the subject of such Lien) and (c) except as provided in the foregoing (a) and (b), neither the Company nor any Subsidiary shall have any contingent liability in respect thereof other than Contingent Obligations permitted pursuant to Section 11.4.

         11.2. Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person or Persons except that notwithstanding the foregoing, a Subsidiary may merge into the Company and a Subsidiary (other than MW Petroleum) may merge into a Wholly-Owned Subsidiary; provided, however that the foregoing shall not prohibit mergers or consolidations in any calendar year not in excess of five percent (5%) of the consolidated total assets of the Company and its Consolidated Subsidiaries immediately prior to the initial such merger or consolidation during such calendar year if (i) the Company or such Subsidiary, as the case may be, is the surviving entity of such merger (and if a merger between the Company and any Subsidiary, the Company is the surviving entity) and (ii) after giving effect to such merger or consolidation, no Default or Unmatured Default shall occur and be continuing.

         11.3. Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell, transfer, convey, assign, issue or otherwise dispose of any of its property, assets (including stocks or partnership interests in or of any Subsidiary) or business to any other Person, whether in one transaction or in a series of transactions, except:

                             (i) Sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business.

                             (ii)       Sales of Properties (other than
                    Hydrocarbon inventory and severed oil and gas in the ordinary course of business) or other assets with a fair market value not in excess of $10,000,000 for all such Sales permitted pursuant to this clause (ii) during any consecutive six-month period.

                             (iii) Sales of Properties (other than sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business) having a fair market value not in excess of $50,000,000 in the aggregate for all such Sales during any period occurring between successive dates of determination of the Borrowing Base pursuant to Section 2.3; provided, however, that concurrently with any such Sale the Borrowing Base shall be reduced pursuant to
                    Section 2.3(f), and the Company shall make any mandatory prepayment required pursuant to Section 4.2(b).

                             (iv) Sales of Properties (other than sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business) not described in the foregoing clause (ii) or (iii) if the Required Lenders give prior written consent to such Sale in the exercise of their sole discretion; provided, however, that concurrently with any such Sale the Borrowing Base shall be reduced pursuant to
                    Section 2.3(f) and the Company shall make a mandatory prepayment pursuant to Section 4.2(d).

                             (v) Sales of assets (other than sales of Hydrocarbon inventory and severed oil and gas in the ordinary course of business and other than assets constituting Properties) if the Required Lenders give prior written consent to such Sale in the exercise of their sole discretion.

                             (vi)       The issuance by the Company of common
                    stock.

                             (vii) A transfer, conveyance or assignment to the Company of Properties as a result of the winding up and liquidation of a Drilling Partnership.

                             (viii) A transfer, conveyance or assignment to the Company or a Subsidiary of Properties as a result of a merger permitted pursuant to Section 11.2.


Anything herein contained to the contrary notwithstanding, the Company will not, nor will it permit any Subsidiary to, consummate any Sale otherwise permitted hereunder if it receives therefor consideration other than cash or other consideration readily convertible to cash or which is less than the fair market value of the relevant property or asset.

         11.4. Contingent Obligations. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary) in an aggregate amount for all such Persons and Contingent Obligations as of any date of determination in excess of $30,000,000 except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) any Contingent Obligation pursuant to any of the Loan Documents, (c) Contingent Obligations in respect of Apache Offshore Investment Partnership or Offshore outstanding as of the Effective Date or in replacement of such outstanding Contingent Obligations pursuant to the facility described in item 1 of Schedule 11.1, and not exceeding in the aggregate the lesser of (i) $40,000,000 or (ii) the greater of (A) $23,000,000 or (B) the present value (discounted at 10%) of Apache Offshore Investment Partnership's proved reserves as shown in the most recent Form 10-K filed with the Securities and Exchange Commission, (d) net Contingent Obligations of International consisting of foreign work commitments or other similar obligations under exploration or production licenses or agreements entered into by International in the ordinary course of business not to exceed net at any one time outstanding for all such Contingent Obligations of $60,000,000; provided that for purposes of this clause (d), net Contingent Obligations shall be deemed to be the difference between the aggregate for all such Contingent Obligations in respect of foreign work commitments or other similar obligations less the aggregate of such Contingent Obligations in respect of which another industry partner (which the Company reasonably believes is capable of performing such commitments or obligations) has become obligated to perform, (e) Contingent Obligations in the form of Indebtedness of the type referred to in clause vii of the definition of Indebtedness; provided such Contingent Obligations are otherwise permitted pursuant to Section 11.13; (f) Contingent Obligations in support of Indebtedness of the type referred to in clause vii of the definition of Indebtedness, in an aggregate amount as of any date of determination not in excess of $30,000,000; and (g) any Contingent Obligations pursuant to Indebtedness of the type referred to in clause (vi) of the definition of Indebtedness.

         11.5. Liens. The Company will not, nor will it permit any Subsidiary or Affiliate to, create, incur, or suffer to exist any Lien in, of or on (i) any of the Company's, the Subsidiaries' and the Affiliates' consolidated assets, revenues and properties securing an amount greater than $5,000,000 in the aggregate for all such Liens or (ii) any of the Properties, except in either case:

                    (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

                    (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

                    (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                    (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company, the Subsidiaries or the Affiliates, as the case may be.

                    (e)      Liens existing on the date hereof described in
         Schedule 11.1 and securing the Indebtedness described in Schedule 11.1 hereto or otherwise permitted in connection with Indebtedness of the type described in Section 11.1(d) consented to by the Required Lenders in the exercise of their sole discretion.

                    (f) Liens arising under operating agreements in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings.

                    (g) Liens reserved in oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases.

                    (h) Liens pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom.

                    (i) Liens on Properties owned by Offshore arising out of the facility described in item 1 of Schedule 11.1.

         11.6.      (Intentionally Omitted.)

         11.7. Restricted Payments, etc. On and at all times after the Effective Date:

                    (a) the Company will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Company except that if (i) no Default or Unmatured Default shall have occurred and be continuing (ii) the Company's Consolidated Tangible Net Worth (after giving effect to any dividends or distributions to be made) is not less than the sum of (w) $350,000,000, plus (x) the product of 0.50 times the sum of Consolidated Net Income for each calendar quarter subsequent to the calendar quarter ending June 30, 1991 during which Consolidated Net Income is greater than $0 plus (y) the product of 0.50 times the proceeds of the sale by the Company and the Subsidiaries of securities (other than securities constituting Indebtedness) net of reasonable incidental, brokerage and legal costs actually paid to third parties, plus (z) $50,000,000, and (iii) if the Company shall not then be obligated to make a mandatory prepayment pursuant to Section 4.2(a), the Company may declare and pay or make dividends and distributions on the capital stock of the Company.

                    (b)      (Intentionally Omitted.)

                    (c) the Company will not and will not permit any of its Subsidiaries to make any optional payment or prepayment on, or redemption of, or redeem, purchase or defease prior to its stated maturity, any Indebtedness other than Indebtedness incurred under this Agreement, the other Loan Documents or Indebtedness of Offshore; provided with respect to Indebtedness of Offshore, that the optional payment or prepayment be made with proceeds of the facility described in item 1 of Schedule 11.1;

                    (d) the Company will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, that notwithstanding the foregoing clause (c), the Company shall be permitted to make an optional payment or prepayment on, or redeem, purchase or defease Subordinated Indebtedness or any other Indebtedness of itself or its Subsidiaries so long as the Debt/Capitalization Ratio following such payment, repayment, redemption, purchase or defeasance is less than .45 to 1.0.

         11.8. Rental Obligations. The Company will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement (other than oil, gas and mineral leases and leases of rights-of-way and easements and other than short-term operating equipment rental arrangements) which does not create a Capitalized Lease Obligation and which involves the leasing by the Company or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Company and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $10,000,000 for any calendar year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for normal maintenance and repairs, insurance, taxes, assessments, and other similar charges.

         11.9. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement is fair and equitable to the Company or such Subsidiary, as the case may be, and is not of a sort which would not be entered into by a prudent Person in the position of the Company or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

         11.10. Negative Pledges, etc. The Company will not, and will not permit any of its Subsidiaries to, enter into, on or at any time after the Effective Date, any agreement (excluding this Agreement and any other Loan Document) directly or indirectly prohibiting the creation, assumption or perfection of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, restricting any loans, advances or other Investments to or in the Company or any of its Subsidiaries, restricting the capitalization of the Company or any Subsidiary, restricting the ability of any Subsidiary to make dividend payments or other distributions or payments (by way of dividends, advances, repayments of loans or advances, reimbursements or otherwise) or restricting the ability of the Company or any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document.

         11.11. Regulation U Acquisitions. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition except (i) Acquisitions not involving "margin stock", where such Acquisition shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired; (ii) Acquisitions involving "margin stock" where such Acquisitions shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired and (iii) Acquisitions of not more than 15% of the outstanding equity securities of any issuer, whether or not such securities are "margin stock"; provided, however, that the amount paid by the Company to consummate all Acquisitions of the type described in clauses (ii) and (iii) shall not exceed $15,000,000 in the aggregate.

         11.12. Investments. The Company will not, and will not permit any of its Subsidiaries to make, incur, assume or suffer to exist any Investment in any other Person, except:

                    (a) Investments existing on the Effective Date and identified in Schedule 11.12;

                    (b)      Cash Equivalent Investments;

                    (c) without duplication, Investments permitted as Indebtedness pursuant to Section 11.1 and Investments permitted as Contingent Obligations pursuant to Section 11.4;

                    (d) in the ordinary course of business, Investments (other than the contribution of Hydrocarbon Interests) by the Company in MW Petroleum;

                    (e) in the ordinary course of business, (i) Investments by the Company in International, HERC or HEL (or by HERC in HEL) not to exceed $15,000,000 in the aggregate for all such Investments made, incurred or assumed in any calendar year; provided, that Investments made by HERC in HEL using the proceeds of Investments by the Company in HERC shall not be included in such aggregate amount and (ii) Investments by the Company in International, HERC or HEL (or by HERC in HEL) for the purpose of capital expenditures in respect of Properties owned by International, HERC or HEL, as the case may be, and included in the Borrowing Base, and consisting of Hydrocarbon Interests located in countries (other than the United States of America) approved by the Required Lenders pursuant to the definition of Hydrocarbon Interests and not to exceed in the aggregate capital expenditures in respect thereof set forth in the then most recent Approved Engineers' Report or Company's Engineers' Report to be delivered pursuant to Section 9.1;

                    (f) Investments by Subsidiaries of International in Subsidiaries of International;

                    (g) Other Investments in an aggregate amount not to exceed $15,000,000 during any calendar year;

                    (h) Investments in Persons which (A) Persons arise as a result of joint operations of oil and gas properties located in the United States of America, in which such joint operators each directly own undivided interests, pursuant to joint operating agreements containing terms and provisions customary in the oil and gas industry and entered into in the ordinary course of business (and not arising as a result of a joint venture agreement or partnership agreement, whether written, oral, express or implied) and (B) Investments are in respect of the joint operations of such Properties pursuant to such joint operating agreements;

provided, however, that

                    (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                    (j)      no Investment otherwise permitted by clause (d),
         (e) (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         11.13. Hedging Contracts. The Company will not and will not permit any of its Subsidiaries to enter into or become obligated under any contract for sale for future delivery of oil or gas, whether or not the subject oil or gas is to be delivered, hedging contract, forward contract, commodity swap agreement, futures contract or other similar agreement except for such contracts which in the aggregate do not cover at any time a volume of oil or gas, as the case may be, equal to more than 75% of the projected production of oil or gas, as the case may be, from the Properties included in the Borrowing Base for the term covered by such contracts.

         11.14. Approval of Consents. In any instance in this Article XI where it is provided that an action may be taken by the Company or a Subsidiary only with the approval or consent of the Required Lenders, the failure by a Lender to respond to a request for such approval or consent within 10 Business Days of receipt of a request for such approval or consent (or such other length of time as specified by the Administrative Agent in such request) shall be deemed an approval of, or consent to, such request.


                                  ARTICLE XII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a "Default":

         12.1. Breach of Warranties and Misleading Statements. Any representation or warranty made or deemed made pursuant to Article VIII, by or on behalf of the Company or any Subsidiary to the Lenders, the Administrative Agent, the Co-Agent or the Collateral Agent under or in connection with this Agreement, any Loan, any Loan Document, or any certificate, or, information delivered in connection with this Agreement, any other Loan Document is breached or shall be false, incomplete or incorrect on the date as of which made or deemed made in any material respect.

         12.2. Nonpayment of Notes, Fees and other Obligations. Nonpayment of principal of any Note when due; or nonpayment of interest upon any Note or of any facility fee or other Obligation under any of the Loan Documents within three (3) days after the same becomes due.

         12.3. Breach of Certain Covenants. The breach by the Company of any of the terms or provisions of Section 9.2, 9.3, 9.15 or Article X or
Article XI.

         12.4.      (Intentionally Omitted.)

         12.5. Non-Compliance with this Agreement. The breach by the Company (other than a breach which constitutes a Default under any other Section of this Article XII) of any of the terms, provisions or covenants of this Agreement which is not remedied within 30 days after written notice from the Administrative Agent, the Co-Agent, the Collateral Agent or any Lender.

         12.6.      Cross-Defaults.

                    (a) Failure of the Company or any Subsidiary to pay any Indebtedness (other than Limited Recourse Indebtedness of such Person) in excess of $25,000,000 in aggregate principal amount when due; or the default by the Company or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any Subsidiary shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

                    (b) Failure of an Affiliate (other than any Subsidiary) to pay any Indebtedness (other than Limited Recourse Indebtedness) in excess of $25,000,000 in aggregate principal amount when due or any such Indebtedness of an Affiliate shall be declared to be due and payable or required to be prepaid (other than a regularly scheduled payment) prior to the stated maturity thereof; or an Affiliate shall not pay, or shall admit in writing its inability to pay, its debts as they become due; if any of the foregoing would have a Material Adverse Effect.

         12.7. Voluntary Dissolution and Insolvency Proceedings and Actions. The Company, any Subsidiary or any Affiliate shall (a) have an order for relief entered with respect to it under Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (d) institute any proceeding seeking an order for relief under Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 12.7 or (f) fail to contest in good faith any appointment or proceeding described in Section 12.8; provided, however, that if any of the foregoing shall occur with respect to any Affiliate, it shall not constitute a Default hereunder unless it shall have a Material Adverse Effect.

         12.8. Involuntary Insolvency Proceedings or Dissolution. Without the application, approval or consent of the Company, any Subsidiary or any Affiliate, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Person or any substantial part of its property, or a proceeding described in Section 12.7(d) shall be instituted against the Company, any Subsidiary or any Affiliate and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days; provided, however, that if any of the foregoing shall occur with respect to any Affiliate, it shall not constitute a Default hereunder unless it shall have a Material Adverse Effect.

         12.9. Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the assets of the Company or any Subsidiary with a fair market value in excess of $50,000,000 in the aggregate for all such assets; provided, that for purposes of the foregoing, the fair market value of the assets of a Subsidiary constituting a Drilling Partnership condemned, seized or otherwise appropriated or taken into custody or control shall be deemed to be the product of such fair market value times the Company's direct ownership percentage of such Drilling Partnership; and, provided, further, that this
Section 12.9 shall not apply to any assets which are not included in the Borrowing Base and which are either: (i) owned by International or (ii) owned by the Company or a Subsidiary other than International and located outside of the United States of America.

         12.10. Judgments. The Company or any Subsidiary shall fail within 45 days to pay, bond or otherwise discharge any uninsured portion of any judgment or order for the payment of money in excess of $10,000,000 in the aggregate for all such judgments and orders, which is not stayed on appeal or is not otherwise being appropriately contested in good faith.

         12.11. Plans. The Unfunded Liabilities of all Plans shall exceed in the aggregate $10,000,000.

         12.12. Material Adverse Effect. The Company, any Subsidiary, or any of the Properties shall be the subject of any proceeding or investigation pertaining to the release by any of them or from such Property of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which would, in any case, have or be a Material Adverse Effect; or the occurrence of any material adverse change in the business, assets, properties, operations, conditions or prospects (financial or otherwise) of the Company and any of its Subsidiaries taken as a whole or in the ability of the Company or its Subsidiaries to perform their respective obligations under the Loan Documents.

         12.13. Other Defaults Under Loan Documents. The occurrence of any default under any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes) which default or breach continues beyond any period of grace therein provided.

         12.14. Failure of Loan Documents. Any Loan Document shall fail to remain in full force or effect or shall be declared null and void, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document.

         12.15.     Change in Control.  Any Change in Control shall occur.


                                  ARTICLE XIII

             ACCELERATION, WAIVERS, AMENDMENTS, REMEDIES; RELEASES

         13.1.      Acceleration.  If any Default described in Section 12.7 or
12.8 occurs with respect to the Company, (a) the obligations of the Lenders to make Loans hereunder shall automatically terminate, (b) the Obligations shall immediately become due and payable without any election or action on the part of any Agent or any Lender and without presentment, demand, protest or notice of any kind, including without notice of acceleration or notice of intent to accelerate, all of which the Company and MW Petroleum each hereby expressly waives, and (c) the Agents and the Lenders and each of them shall be able to exercise any rights available to it or them under the Loan Documents, the Guaranty or by law. If any other Default occurs, (a) the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, including without notice of acceleration or notice of intent to accelerate, all of which the Company and MW Petroleum each hereby expressly waives, and (b) the Agents and the Lenders and each of them shall be able to exercise any rights available to it or them under the Loan Documents, the Guaranty or by law. The Administrative Agent hereby agrees, at the written direction of the Required Lenders, subject to the provisions of Article XV, to exercise any of the foregoing rights available to it.

         13.2. Amendments. Subject to the provisions of this Article XIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or edifying any provisions to the Loan Documents or changing in any manner the rights and remedies of the Lenders or the Company hereunder or waiving any Default hereunder; provided however that Sections 2.3 and the related definitions in Section 1.1 shall not be changed without the prior written consent of the Required Lenders; provided, further however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                    (a) Extend the maturity of any Loan, Note or payment under a Guaranty, or reduce the principal amount of any of them, or reduce the rate or extend the time of payment of interest or fees thereon.

                    (b) Reduce the percentage specified in the definition of Required Lenders.

                    (c) Extend the Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under
         Section 4.2 or increase the amount of the Commitment of any Lender hereunder or permit the Company to assign its rights or obligations under this Agreement or under any other Loan Document.

                    (d)      Amend this Section 13.2.

No amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent. The Administrative Agent may waive payment of the fee required under Section 17.3(b) without obtaining the consent of any of the Lenders.

         13.3. Preservation of Rights. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agents and the Lenders until the Obligations have been paid in full. No delay or omission of the Lenders, the Agents or any of them to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders and the Agents required pursuant to Section 13.2, and then only to the extent specifically set forth in such writing.
Notwithstanding the foregoing or any other provision of this Agreement, each of the various written consents provided by the Administrative Agent on behalf of the Lenders, or any group of Lenders, with respect to the April 1992 Agreement shall remain in full force and effect according to its terms, including, without limitation, each consent contained in that certain letter from the Administrative Agent to the Company dated January 20, 1994, concerning the purchase by the Company of up to five million shares of its common stock.

         13.4. Rights and Remedies Upon Classification as a Highly Leveraged Transaction. If any Agent shall determine or be advised by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or any other applicable regulatory agency (including any successor agency) or examiner, that the facilities available under this Agreement and the other Loan Documents, or any Advance, or any Note constitute a "highly leveraged transaction", as such term may be defined or interpreted, in accordance with applicable federal guidelines and regulations as in effect from time to time, such Agent shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify the Company, the other Agents and the Lenders (an "HLT Notice"). If an HLT Notice shall be given, the Company shall forthwith commence discussions with the Administrative Agent to attempt to negotiate revisions to this Agreement and the other Loan Documents (including, without limitation, a restructuring of the facilities and the Commitments, or an increase in the interest rates, margins, and fees, and changes in the terms, covenants, representations and any other terms deemed relevant by the Lenders and the Agents in their sole and absolute discretion). Any such revisions shall be subject to the approval of all the Agents and all the Lenders and nothing herein contained shall obligate the Company, the Lenders or the Agents to agree to any such revisions.

         13.5. Release of Collateral. Each Agent and each Lender agrees that the Collateral Agent is authorized and directed to (a) release the security interest granted to the Collateral Agent pursuant to the Partnership Pledge and Security Agreement, the Stock Pledge and Security Agreement, the Security Agreement and Financing Statement and the MW Petroleum Stock Pledge,
(b) terminate any intercreditor agreement or other agreement relating to the maintenance or disposition of collateral for Loans under the April 1992 Agreement, (c) terminate any and all financing statements filed with respect to any of the foregoing instruments and (d) return to the Company or MW Petroleum, as applicable, all stock certificates representing collateral.

                                  ARTICLE XIV

                               GENERAL PROVISIONS

         14.1. Survival of Representations. All representations and warranties of the Company, MW Petroleum and any other Subsidiary contained in the July 1991 Agreement, the April 1992 Agreement, this Agreement, or in any other Loan Document shall survive the delivery of the Notes and the making of the Loans herein contemplated until all the Obligations have been paid and this Agreement has been terminated.

         14.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

         14.3. Taxes. Any taxes (excluding income taxes) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

         14.4. Headings. Article and section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         14.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company, the Agents and the Lenders and supersede all prior agreements and understandings among the Company, the Agents and the Lenders relating to the subject matter thereof.

         14.6. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which an Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement is not intended to, and shall not be construed so as to, confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         14.7.      Reimbursement of Costs and Expenses; Indemnification.

                    (a) Reimbursement of Costs and Expenses. The Company shall reimburse each Agent for any reasonable costs, internal charges and out-of-pocket expenses (including fees and expenses of consultants and attorneys' fees and time charges of attorneys for such Agent, which attorneys may be employees of such Agent) paid or incurred by such Agent in connection with (i) the preparation, review, execution, delivery, amendment, modification and administration of the Loan Documents including, without limitation, the fees incurred by such Agent in connection with its initial evaluation of the Properties and costs, charges and expenses incurred in connection with the negotiation and documentation of revisions pursuant to Section 13.4, and (ii) the filing, recordation, refiling or re-recording or termination of the Collateral Documents and/or any Uniform Commercial Code financing statements relating thereto and any and all other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded or terminated by the terms of this Agreement or the Collateral Documents. The Company shall reimburse each Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agents or the Lenders) paid or incurred by any

         Agent or any Lender in connection with the collection and enforcement of the Loan Documents.

                    (b) Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Company hereby indemnifies, exonerates and holds each Agent and each Lender, and their respective directors, Agents, officers and employees ("Indemnified Persons") free and harmless from and against any and all losses, claims, damages, penalties, judgments, liabilities, actions, suits, costs and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not any Agent or any Lender or any Indemnified Person is a party thereto and all other attorneys' fees and disbursements) ("Claims") which any of them may pay or incur as a result of, arising out of, or relating to,

                             (i)        this Agreement, the other Loan
                    Documents, the transactions contemplated hereby or thereby;

                             (ii) the direct or indirect application or proposed application of the proceeds of any Loan hereunder;

                             (iii)      any transaction financed or to be
                    financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                             (iv)       any investigation, litigation or
                    proceeding related to any acquisition or proposed acquisition by the Company, any of its Subsidiaries, HERC or HEL of all or any portion of the stock or assets of any Person, whether or not any Agent or any Lender is party thereto;

                             (v)        any investigation, litigation or
                    proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the condition of any facility or property owned, leased or operated by the Company or any Subsidiary;

                             (vi)       the presence on or under, or the
                    escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any facility or property owned, leased or operated by the Company or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary; or

                             (vii) any misrepresentation, inaccuracy or any breach in or of Section 8.20 or Section 9.12;

(the foregoing collectively the "Indemnified Liabilities"), except to the extent that a final order of a court of competent jurisdiction finds that the such Indemnified Liability arises solely from such Indemnified Person's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section 14.7 shall survive the termination of this Agreement or any non- assumption of this Agreement in a bankruptcy or similar proceeding. The Company shall be obligated to indemnify the Indemnified Persons for all Claims regardless of whether the Company had knowledge of the facts and circumstances giving rise to such Claims.

         14.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders and each of the Agents.

         14.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         14.10. Nonliability of Lenders. The relationship between the Company on the one hand and the Lenders and the Agents on the other hand shall be solely that of borrower and lender. None of the Agents nor any Lender shall have any fiduciary responsibilities to the Company or any of its Subsidiaries. None of the Agents nor any Lender undertakes any responsibility to the Company or any of its Subsidiaries to review or inform the Company of any matter in connection with any phase of the Company's or such Subsidiary's business or operations.

         14.11. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL LENDERS.

         14.12. CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE LENDERS OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ANY AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         14.13. Confidentiality. Each Lender and each Agent agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence in accordance with the provisions set forth in Exhibit "J" hereto. In addition to the disclosures permitted in such provisions, the Lenders and the Agents each shall be permitted to make disclosures of such information in accordance with Section 17.4.


                                   ARTICLE XV

                           THE ADMINISTRATIVE AGENT,
                     THE CO-AGENT AND THE COLLATERAL AGENT

         15.1. Appointment of Agents. The First National Bank of Chicago is hereby appointed Administrative Agent and Collateral Agent hereunder and under each other Loan Document, and Chemical is hereby appointed Co-Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes each such Agent to act as the agent of such Lender. Each Agent agrees to act as such upon the express conditions contained in this
Article XV.  No Agent shall
have a fiduciary relationship in respect of any Lender by reason of this Agreement or any of the other Loan Documents.

         15.2. Powers. Each Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to it by the terms of each thereof, together with such powers as are reasonably incidental thereto. None of the Agents shall have implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action by an Agent specifically provided by the Loan Documents to be taken by such Agent.

         15.3. General Immunity. No Agent nor any of their directors, officers, agents or employees shall be liable to any Lender or any of the other Agents for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or wilful misconduct as established by final order of a court of competent jurisdiction.

         15.4. No Responsibility for Loans, Recitals, etc. No Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article VII, except receipt by an Agent of items required to be delivered to such Agent unless such condition shall have been waived in accordance with Section 13.2; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other agreement, instrument or writing furnished in connection therewith.

         15.5. Action on Instructions of Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or the Required Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders, the other Agents and all holders of Notes.

         15.6. Employment of Agents and Counsel. Each Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its respective duties hereunder and under any other Loan Document.

         15.7. Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in, respect to legal matters, upon the opinion of counsel selected by such Agent, which counsel may be employees of the Agents or any of them.

         15.8. Reimbursement and Indemnification. Each Lender agrees to reimburse and indemnify each of the Administrative Agent, the Collateral Agent, the Co-Agent ratably in proportion to such Lender's Aggregate Commitments, (i) for any amounts (other than principal or interest) not reimbursed by the Company or the Guarantor for which such Agent is entitled to reimbursement by the Company under the Loan Documents, and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be so liable to the extent any of the foregoing is found by a final order of a court of competent jurisdiction to have arisen solely from such Agent's gross negligence or willful misconduct.

         15.9. Rights as a Lender. With respect to its Commitments, Loans made by it and the Notes issued to it, each Agent shall have the same rights and powers hereunder and under each other Loan Document as any Lender and may exercise the same as though it did not hold such role, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each of them in its individual capacity. In addition to, and not by way of limitation of the rights set forth in Section 14.14, each Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary or any other Affiliate of the Company as if it did not hold such role.

         15.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         15.11. Certain Successor Agents. Any Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Company. Upon any such resignation, the Company shall, if no Default or Unmatured Default has occurred and is continuing, have the right (subject to the consent of the Required Lenders) to appoint, on behalf of the Company and the Lenders, a Lender as a successor Agent. If no successor Agent shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days' after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Company and the Lenders, a Lender as a successor Agent; provided, however, that the Company may, within the one year period following the appointment of a successor Agent, and upon thirty (30) days written notice to the Lenders, remove the successor Agent and appoint a successor Agent acceptable to the Company (subject to the consent of the Required Lenders). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and Obligations (but not any liability arising from its gross negligence or wilful misconduct as established by a final order of a court of competent jurisdiction) hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.


                                  ARTICLE XVI

                            SETOFF; RATABLE PAYMENTS

         16.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any indebtedness from any Lender to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due and payable.

         16.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than it would have received pursuant to an allocation using the method set forth in
Section 4.3 or 4.4 (except for payments made to Lenders with respect to 1992 Revolving Loans which are outstanding on the Effective Date including, without limitation, payments made to Banque Indosuez and Norwest Bank Denver, N.A. pursuant to
Section 9.16), such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such type of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the Obligations owing to each of them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XVII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         17.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company, the Agents and the Lenders and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations under the Loan Documents and any assignment by any Lender must be made in compliance with Section 17.3. The Administrative Agent and the Collateral Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 17.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with such Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         17.2.      Participations.

                    (a) Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time may sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's Obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note or Obligation for all purposes under the Loan Documents, and the Company and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                    (b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, or reimbursement obligation with respect to, any such Loan or Commitment, releases any guarantor of any such Obligation or releases all or substantially all of the collateral (except as permitted by Section 13.2(d)), if any, securing any such Obligation.

                    (c) The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 16.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each

         Lender shall retain the right of setoff provided in Section 16.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
         Section 16.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 16.2 as if each Participant were a Lender. The Company also agrees that each Participant shall be entitled to the benefits of Sections 6.1 and 6.3 with respect to its participation in the Commitments or the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         17.3.      Assignments.

                    (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law and with the consent of the Company, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents subject to a minimum of $15,000,000 or such lesser amount as may be agreed to by the Company; provided that with respect to any Purchaser which is an Affiliate of such Lender, such consent of the Company shall not be unreasonably withheld. Such assignment shall be substantially in the form of Exhibit "D" hereto. The consent of the Administrative Agent shall also be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender. All such consents shall be substantially in the form attached as Exhibits "D-II" or "D- III" to Exhibit "D" hereto and shall not be unreasonably withheld.

                    (b) Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit "D-I" to Exhibit "D" hereto (a "Notice of Assignment"), together with any consents required by Section 17.3.(a), and (ii) payment of a $2,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment; provided, however, that any amounts paid by the Company to, or for the benefit of, the assigning Lender, on or before the execution date of the assignment, if such date is later than the effective date of the assignment, shall be deemed paid to and for the benefit of the Purchaser for all purposes. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender, party to this Agreement and any other Loan Document executed by the Lenders, and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or any Agent shall be required to release the transferor Lender, with respect to the percentages of the Commitment, and the Loans assigned to such Purchaser and the transferor Lender shall henceforth be so released. Upon the consummation of any assignment to a Purchaser pursuant to this Section 17.3(b), the Company shall issue replacement Notes to such transferor Lender and shall issue new Notes or, as appropriate, replacement Notes, to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                    (c)      The provisions of the foregoing clauses (a) and
         (b) shall not apply to or restrict, or require the consent of or notice to any Person to effectuate, the pledge or assignment by any Agent or Lender of its rights or obligations under any Loan Documents to any Federal Reserve Bank.

         17.4. Dissemination of Information. The Company authorizes each Agent and each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such

Lender's possession concerning the creditworthiness of the Company and the Subsidiaries, provided that such Transferee and prospective Transferee agrees in writing to be bound by Section 14.13 of this Agreement.

         17.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 6.8.


                                 ARTICLE XVIII

                                    NOTICES

         18.1.      Giving Notice.  Except as otherwise permitted by Section
4.5 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         18.2. Change of Address. The Company, the Administrative Agent, the Co-Agent, the Collateral Agent and the Lenders may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIX

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agents and the Lenders and each party has notified the Administrative Agent, by telex, facsimile or telephone, that it has taken such action.


                                   ARTICLE XX

                               NO ORAL AGREEMENTS

         THIS WRITTEN AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

                                        APACHE CORPORATION

                                        By: /s/ CLYDE E. MCKENZIE

                                        Title:  Clyde E. McKenzie
                                                Vice President and Treasurer
                                             2000 Post Oak Boulevard
                                             Suite 100
                                             Houston, Texas  77056-4400

                                        Attention:  Clyde McKenzie
                                             Vice President and Treasurer
                                        with a copy to:
                                        Zurab S. Kobiashvili
                                        Vice President and General Counsel
                                        2000 Post Oak Boulevard, Suite 100
                                        Houston, Texas  77056-4400

                                        Facsimile:  (713) 296-6459
                                        Telephone:  (713) 296-6000

Commitments

$50,000,000


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        Individually and as Administrative
                                        Agent and Collateral Agent

                                        By:    /s/ W. WALTER GREEN, III

                                        Title: Vice President
                                            One First National Plaza
                                            Chicago, Illinois  60670

                                        Attention:  W. Walter Green, III
                                                    Petroleum and Mining
                                                    Division
                                                    Suite 0363

                                        Facsimile:  (312) 732-3055
                                        Telephone:  (312) 732-7235


                                        with a copy to:

                                        Attention:  Thomas E. Both
                                                    Syndications and
                                                    Placements/Agency
                                                    Suite 0353

                                        Facsimile:  (312) 732-2038
                                        Telephone:  (312) 732-7268

$0                                      CHEMICAL BANK, as Co-Agent


                                        By:    /s/ RONALD POTTER

                                        Title: Managing Director
                                            270 Park Avenue
                                            Energy Portfolio, 10th Floor
                                            New York, New York 10017-2070

                                        Attention: Ronald Potter

                                        Facsimile:  (212) 270-3860
                                        Telephone:  (212) 270-2057


                                        with a copy to:
                                            Lori Vetters
                                            Chemical Banking Corporation
                                            707 Travis
                                            5th Floor North
                                            Houston, Texas 77002

                                        Facsimile:  (713) 236-4117
                                        Telephone:  (713) 236-4332

$50,000,000                             BANK OF MONTREAL, Individually and
                                        as Lead Manager


                                        By:  /s/ ROBERT L. ROBERTS

                                        Title: Director. U.S. Corporate Banking
                                            700 Louisiana Street
                                            Suite 4400
                                            Houston, Texas 77002

                                        Attention: Robert L. Roberts

                                        Facsimile:  (713) 223-4007
                                        Telephone:  (713) 546-9754

$50,000,000                             NATIONSBANK,
                                        Individually and as Lead Manager


                                        By:  /s/ MELISSA A. BAUMAN

                                        Title:   Vice President
                                             700 Louisiana Street, 8th Floor
                                             Houston, Texas  77002

                                        Attention: Jo A. Tamalis

                                        Facsimile:  (713) 247-6432
                                        Telephone:  (713) 247-6856

                                        with a copy to:

                                        Melissa Bauman
                                        700 Louisiana Street, 8th Floor
                                        Houston, Texas  77002

                                        Facsimile:  (713) 247-6432
                                        Telephone:  (713) 247-6830

$50,000,000                                       TEXAS COMMERCE BANK, N.A.


                                                  By:  /s/ LORI VETTERS

                                                  Title:   Vice President
                                                  Address: 707 Travis, 5th Floor
                                                           Houston, Texas 77002

                                                  Attention: Lori Vetters

                                                  Facsimile: (713) 216-4227
                                                  Telephone: (713) 216-4332

$37,000,000                             THE CHASE MANHATTAN BANK, N.A.


                                        By:  /s/ BETTYLOU J. ROBERT

                                        Title:  Vice President
                                             One Chase Manhattan Plaza
                                             New York, New York  10081

                                        Attention: Global Energy

                                        Facsimile:  (212) 552-1687
                                        Telephone:  (212) 552-6362

                                        with a copy to:

                                        Chase Manhattan Southwest
                                             1100 Milam, Suite 2345
                                             Houston, Texas 77002

                                        Attention: J. Scott Porter

                                        Facsimile:  (713) 751-9122
                                        Telephone:  (713) 751-5657

$37,000,000                             CHRISTIANIA BANK OG KREDITKASSE


                                        By:     /s/ JAHN O. ROISING

                                        Title:  First Vice President

                                        By:     /s/ DEBRA DICKEHUTH

                                        Title:  Vice President
                                             11 West 42nd Street
                                             New York, New York 10036

                                        Attention: Deborah Dickehuth

                                        Facsimile:  (212) 827-4888
                                        Telephone:  (212) 827-4836

$37,000,000                             MIDLAND BANK PLC, NEW YORK BRANCH


                                        By: /s/ JOHN A. CLEVELAND

                                        Title:  Director
                                                140 Broadway, 4th Floor
                                                New York, New York 10005-1185

                                        Attention: John A. Cleveland

                                        Facsimile: (212) 658-2580
                                        Telephone: (212) 658-2702

$25,000,000                             ROYAL BANK OF CANADA
                                        GRAND CAYMAN (NORTH AMERICAN #2) BRANCH

                                        By:  /s/ J. D. FROST

                                        Title:  Senior Manager
                                             600 Wilshire Blvd.
                                             Suite 800
                                             Los Angeles, California  90017

                                        Attention: Everett M. Harner

                                        Facsimile:  (213) 955-5350
                                        Telephone:  (213) 955-5370

$37,000,000                             NBD BANK, N.A.


                                        By:  /s/ DOUGLAS R. LIFTMAN

                                        Title:  Vice President
                                             611 Woodward Avenue
                                             Detroit, Michigan 48226

                                        Attention: Doug Liftman

                                        Facsimile:  (313) 225-2649
                                        Telephone:  (313) 225-3193

$37,000,000                             THE BANK OF NOVA SCOTIA
                                        SAN FRANCISCO AGENCY


                                        By:  /s/ N. O. CAMPBELL

                                        Title:  Assistant Agent
                                             101 California Street, 48th Floor
                                             San Francisco, California  94111

                                        Attention: N. O. Campbell, Asst. Agent

                                        Facsimile:  (415) 397-0791
                                        Telephone:  (415) 986-1100

                                        with copy to:

                                        The Bank of Nova Scotia
                                        Houston Representative Office
                                        1100 Louisiana, Suite 3000
                                        Houston, Texas  77002

                                        Attention:  Mark A. Ammerman

                                        Facsimile:  (713) 752-2425
                                        Telephone:  (713) 752-0900

$25,000,000                             BANQUE PARIBAS


                                        By:      /s/ DEEPA PANUMATY

                                        Title:   Vice President

                                        By:      /s/ CHARLES K. THOMPSON

                                        Title:
                                             787 7th Avenue
                                             New York, New York 10019

                                        Attention: Charles K. Thompson

                                        Facsimile:  (212) 841-2555
                                        Telephone:  (212) 841-2133

$25,000,000                             CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:  /s/ J. WESTLAND

                                        Title: Authorized Signatory

                                        Attention:  Credit Administration
                                        200 Galleria Parkway, N.W., Suite 650
                                        Atlanta, Georgia  30339

                                        Facsimile:  (404) 955-1185
                                        Telephone:  (404) 955-8989

                                        with a copy to:

                                             909 Fannin
                                             Two Houston Center, Suite 1220
                                             Houston, Texas 77010

                                        Attention: Brian Swinford

                                        Facsimile:  (713) 658-9922
                                        Telephone:  (713) 658-8400

$25,000,000                             COLORADO NATIONAL BANK


                                        By:  /s/ MONTE DECKERD

                                        Title:  Vice President
                                             950 Seventeenth Street
                                             Denver, Colorado 80202

                                        Attention: Monte Deckerd

                                        Facsimile:  (303) 585-4362
                                        Telephone:  (303) 585-4212

$25,000,000                             CITIBANK, N.A.


                                        By:  /s/ EDWARD LETTIERI

                                        Title:  Vice President
                                             c/o Citibank, N.A.
                                             399 Park Avenue, 6th Floor
                                             New York, New York 10022

                                        Attention: Barbara A. Cohen

                                        Facsimile:  (212) 559-8712
                                        Telephone:  (212) 793-3824

$25,000,000                             THE FIRST NATIONAL BANK OF BOSTON


                                        By:  /s/ MICHAEL KANE

                                        Title:  Managing Director
                                             100 Federal Street
                                             Boston, Massachusetts 02110

                                        Attention: Michael Kane

                                        Facsimile:  (617) 434-3652
                                        Telephone:  (617) 434-5358

$25,000,000                             THE FUJI BANK, LIMITED
                                          - HOUSTON AGENCY


                                        By:  /s/ SOICHI YOSHIDA

                                        Title:  Vice Presient and Senior Manager
                                             2 Houston Center
                                             909 Fannin Street, Suite 2800
                                             Houston, Texas 77010

                                        Attention: William Brown

                                        Facsimile:  (713) 759-0048
                                        Telephone:  (713) 759-1800

$8,000,000                              MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK


                                        By:  /s/ VERNON B. FORD, JR.

                                        Title: Vice President
                                             60 Wall Street
                                             New York, New York 10260

                                        Attention: Steven A. Tulip

                                        Facsimile:  (212) 648-5014
                                        Telephone:  (212) 648-7225

$8,000,000                              J.P. MORGAN DELAWARE


                                        By:  /s/ D. J. MORRIS

                                        Title: Vice President
                                             902 N. Market Street
                                             Wilmington, Delaware 19801

                                        Attention: Phil Detjens

                                        Facsimile:  (302) 654-5336
                                        Telephone:  (302) 651-3726

$37,000,000                             BANK OF AMERICA
                                        f/k/a SECURITY PACIFIC NATIONAL BANK


                                        By:  /s/ JOHN ROBINSON

                                        Title:  Vice President
                                             333 Clay Street, Suite 4550
                                             Houston, Texas  77002

                                        Attention: John Robinson

                                        Facsimile:  (713) 651-4841
                                        Telephone:  (713) 651-4836

$37,000,000                             SOCIETE GENERALE, SOUTHWEST AGENCY


                                        By:  /s/ RICHARD A. ERBERT

                                        Title:  Vice President
                                             2001 Ross Avenue, #4800
                                             Dallas, Texas 75201

                                        Attention:  Terri Jones

                                        Facsimile:  (214) 754-0171
                                        Telephone:  (214) 979-2777

                                        With a copy to:

                                             SOCIETE GENERALE
                                             1111 Bagby, Suite 2020
                                             Houston, Texas 77002

                                        Attention: Richard A. Erbert

                                        Facsimile:  (713) 650-0824
                                        Telephone:  (713) 759-6318

$25,000,000                             ABN-AMRO BANK N.V. - Houston Agency


                                        By:  /s/ MICHAEL N. OAKES

                                        Title:  Vice President
                                        Address:  Three Riverway
                                                  Suite 1600
                                                  Houston, Texas 77056

                                        Attention:  Michael N. Oakes

                                        Facsimile:  (713) 629-7533
                                        Telephone:  (713) 964-3356

$25,000,000                             UNION BANK


                                        By:  /s/ RICHARD P. DEGREY

                                        Title: Vice President


                                        By:  /s/ WALTER M. ROTH

                                        Title: Vice President
                                             445 South Figueroa Street
                                             15th Floor
                                             Los Angeles, California 90071

                                        Attention: Richard P. De Grey

                                        Facsimile:  (213) 236-4096
                                        Telephone:  (213) 236-5469

____________
$700,000,000

AGGREGATE
COMMITMENT